UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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CSG SYSTEMS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CSG Systems International, Inc.
9555 Maroon Circle
Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2007

The annual meeting of stockholders of CSG Systems International, Inc. (the “Company”) will be held at the office of the Company, 9555 Maroon Circle, Englewood, Colorado, on Friday, May 25, 2007, at 8:00 a.m., for the following purposes:

1.                 To elect three Class I Directors.

2.                 To consider and vote on approval of a Performance Bonus Program.

3.                 To consider and vote on approval of performance goals for performance-based awards under the Company’s 2005 Stock Incentive Plan.

4.                 To ratify the appointment of KPMG LLP as the Company’s independent auditor for 2007.

5.                 To transact such other business as properly may come before the meeting or any adjournments thereof.

The Board of Directors fixed the close of business on March 27, 2007, as the record date for determining the stockholders of the Company who are entitled to notice of and to vote at the meeting and any adjournment thereof.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Joseph T. Ruble
Secretary

April 12, 2007

REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS REQUIRED IF THE ACCOMPANYING ENVELOPE IS MAILED IN THE UNITED STATES. YOU ALSO MAY FILE YOUR PROXY BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY. THE PROXY WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.

i

CSG Systems International, Inc.
9555 Maroon Circle
Englewood, Colorado 80112

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 25, 2007

GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors (the “Board”) of CSG Systems International, Inc. (the “Company”) in connection with the Board’s solicitation of proxies for use at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held at the office of the Company, 9555 Maroon Circle, Englewood, Colorado, on Friday, May 25, 2007, at 8:00 a.m., and at any adjournments of the Annual Meeting. All proxies will be voted in accordance with the instructions contained in such proxies; if no choice is specified, the proxies will be voted in favor of the director nominees named in this Proxy Statement and in favor of the approval of the Performance Bonus Program, the approval of performance goals for performance-based awards under the Company’s 2005 Stock Incentive Plan, and the ratification of the appointment of KPMG LLP as the Company’s independent auditor for 2007. A stockholder may revoke a proxy at any time before it is exercised either by giving written notice to that effect to the Secretary of the Company, by delivering to the Company a properly signed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING INFORMATION

The Board fixed the close of business on March 27, 2007, as the record date for determining the stockholders of the Company who are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 27, 2007, there were outstanding and entitled to vote at the Annual Meeting 44,472,866 shares of Common Stock of the Company, par value $.01 per share (“Common Stock”). Each share is entitled to one vote.

The Company will bear all costs of this solicitation of proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, and their appointed agents may solicit proxies in person or by telephone, e-mail, facsimile or other means. The Company will request banks, brokers and other fiduciaries to forward proxy soliciting material to the owners of stock held in their names. The Company will reimburse such banks, brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy material.

The Company is first mailing this Proxy Statement and the accompanying proxy card on or about April 13, 2007, to persons who were stockholders of the Company at the close of business on the record date.

Quorum and Votes Required

A majority of the shares of Common Stock outstanding on the record date is required to be present or represented by proxy at the Annual Meeting in order to have the quorum necessary to take action at the Annual Meeting. Assuming that a quorum is present at the Annual Meeting, the three nominees for election as the Class I directors who receive the greatest number of votes cast in the election of directors will be elected as the Class I directors. Approval of the Performance Bonus Program, approval of performance goals for performance-based awards under the Company’s 2005 Stock Incentive Plan, and ratification of the appointment of KPMG LLP as the Company’s independent auditor for 2007 requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote on such matter.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector appointed for the Annual Meeting. The inspector will treat abstentions as Common Stock that is present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matter submitted to stockholders for a vote. Abstentions will have no effect in the director election but will have the effect of a “no” vote with respect to other matters voted upon. If a broker indicates on a proxy that such broker does not have discretionary authority to vote on a particular matter and has not received voting instructions from the beneficial owner as to certain shares of Common Stock, then (unless otherwise required by Delaware law) such shares will not be counted in determining the number of votes required for approval of such matter; however, such “broker non-votes” will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The first table below sets forth each person known by the Company to own beneficially more than 5% of the outstanding Common Stock as of December 31, 2006. The second table below sets forth to the Company’s knowledge the beneficial ownership of Common Stock by each director and each executive officer of the Company named in the Summary Compensation Table, individually, and by all directors and executive officers of the Company as a group as of December 31, 2006.

Principal Stockholders

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
Barclays Global Investors, NA	4,989,505	(1)	10.65%
Barclays Global Fund Advisors
Barclays Global Investors, Ltd.
Barclays Global Investors Japan Trust and Banking Company Limited
Barclays Global Investors Japan Limited
45 Fremont Street
San Francisco, California 94105
State Street Bank and Trust Company	2,846,286	(2)	6.08%
225 Franklin Street
Boston, Massachusetts 02110
Goldman Sachs Asset Management, L.P.	2,711,879	(3)	5.79%
32 Old Slip
New York, New York 10005

(1)          Barclays Global Investors, NA (“Investors”), Barclays Global Fund Advisors (“Advisors”), Barclays Global Investors, Ltd. (“Limited”), Barclays Global Investors Japan Trust and Banking Company Limited, and Barclays Global Investors Japan Limited (“Japan”) filed with the United States Securities and Exchange Commission (the “SEC”) on January 23, 2007, a joint Schedule 13G stating that (i) Investors beneficially owns 3,867,288 of these shares, with sole voting power with respect to 3,276,424 of the shares and sole dispositive power with respect to 3,867,288 of the shares, (ii) Advisors beneficially owns 1,094,753 of these shares with sole voting and dispositive power, (iii) Limited beneficially owns 5,270 of these shares with sole voting and dispositive power, and (iv) Japan beneficially owns 22,914 of these shares with sole voting and dispositive power.

(2)          State Street Bank and Trust Company (“State Street”) filed with the SEC on February 13, 2007, a Schedule 13G stating that State Street has sole voting power and sole dispositive power over these shares.

(3)          Goldman Sachs Asset Management, L.P. (“Goldman Sachs”) filed with the SEC on February 7, 2007, a Schedule 13G stating that Goldman Sachs has sole voting power with respect to 2,432,272 of these shares and sole dispositive power with respect to all of these shares.

Directors and Executive Officers

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)(2)(3)	Percentage of Common Stock Outstanding
Ronald H. Cooper	3,000	*
Peter E. Kalan	170,099	*
Edward C. Nafus	169,556	*
Janice I. Obuchowski	89,418	*
Donald B. Reed	9,000	*
Bernard W. Reznicek	52,627	*
Joseph T. Ruble	30,022	*
Robert M. Scott	82,969	*
Frank V. Sica	100,362	*
Donald V. Smith	33,000	*
James A. Unruh	6,000	*
Randy R. Wiese	34,500	*
All directors and executive officers as a group (12 persons)	780,553	1.66%

*                    Less than 1% of the outstanding Common Stock.

(1)          Each person named has sole voting and investment power over the shares owned by him or her, except that Ms. Obuchowski has shared voting and investment power with respect to 3,000 shares owned jointly with her husband.

(2)          Includes 22,450, 79,500, 39,533, 25,500, 24,000 and 190,983 shares subject to stock options that currently are exercisable or will become exercisable within 60 days which are held by Mr. Kalan, Ms. Obuchowski, Mr. Reznicek, Mr. Sica and Mr. Smith and by all directors and executive officers as a group, respectively.

(3)          Includes unvested restricted shares of Common Stock awarded under the 1996 or 2005 Stock Incentive Plan of the Company. Each holder of unvested restricted shares may vote such shares but may not sell, transfer or encumber such shares until they vest in accordance with the applicable restricted stock award agreement. The persons named in this table held the following numbers of unvested restricted shares as of December 31, 2006:

Name	Number of Restricted Shares
Ronald H. Cooper	3,000
Peter E. Kalan	100,000
Edward C. Nafus	132,500
Janice I. Obuchowski	3,000
Donald B. Reed	3,000
Bernard W. Reznicek	3,000
Joseph T. Ruble	28,125
Robert M. Scott	82,083
Frank V. Sica	3,000
Donald V. Smith	3,000
James A. Unruh	3,000
Randy R. Wiese	34,500

In February 2007, the Board established stock ownership guidelines for the Company’s directors and executive officers. Such guidelines provide that (i) each director of the Company should own at least 3,000 shares of Common Stock, (ii) the Chief Executive Officer of the Company should own at least that number of shares of Common Stock which is equal to 300% of his base salary, and (iii) each other executive officer of the Company should own at least that number of shares of Common Stock which is equal to 100% of his base salary. The present directors of the Company have three years and the present executive officers of the Company have four years to reach the applicable guideline level of Common Stock ownership. Similar periods to reach such guideline levels will apply to newly elected directors or executive officers of the Company.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Board is divided into three classes presently consisting of three Class I directors, three Class II directors and two Class III directors whose present terms continue until the annual meetings of stockholders of the Company to be held in 2007, 2008 and 2009, respectively, and until their respective successors are elected and qualified.

Unless the proxy is marked otherwise, the person acting under the accompanying proxy will vote to elect Mr. Nafus, Ms. Obuchowski and Mr. Reed as the Class I directors. The proxy may not be voted for more than three directors. If a nominee is unable to serve, then the person acting under the proxy may vote the proxy for the election of a substitute nominee. The Company does not presently contemplate that any of the three nominees will be unable to serve. The Board recommends that stockholders vote FOR the election of Mr. Nafus, Ms. Obuchowski and Mr. Reed as Class I directors.

The following information relates to the Board’s nominees for election at the Annual Meeting and to the other directors of the Company whose terms of office will continue after the Annual Meeting:

Nominees for Election as Class I Directors With Terms Expiring in 2010:

Edward C. Nafus

Mr. Nafus, 66, was elected to the Board in March 2005 and became the Company’s Chief Executive Officer on April 1, 2005. Mr. Nafus joined the Company in August 1998 as Executive Vice President and

became the President of the Company’s Broadband Services Division in January 2002. From 1978 to 1998, Mr. Nafus held numerous management positions with First Data Corporation and from 1992 to 1998 served as Executive Vice President of First Data Corporation and President of First Data Resources.

Janice I. Obuchowski

Ms. Obuchowski, 55, was elected to the Board in November 1997. Ms. Obuchowski has been President of Freedom Technologies, Inc., a public policy and corporate strategy consulting firm specializing in telecommunications, since 1992. In 2003, Ms. Obuchowski was appointed by President George W. Bush to serve as Ambassador and Head of the U.S. Delegation to the World Radio Communication Conference. She has served as Assistant Secretary for Communications and Information at the Department of Commerce and as Administrator for the National Telecommunications and Information Administration. Ms. Obuchowski currently is a director of Orbital Sciences Corporation and Stratos Global Corporation.

Donald B. Reed

Mr. Reed, 62, was elected to the Board in May 2005. He currently is retired, having served as Chief Executive Officer of Cable & Wireless Global from May 2000 to January 2003. Cable & Wireless Global incorporated Cable & Wireless plc’s wholly owned operations in the United States, United Kingdom, Europe and Japan as a provider of internet protocol (IP) and data services to business customers. From June 1998 until May 2000, Mr. Reed served Cable & Wireless in various other executive positions. Mr. Reed’s career includes 30 years at NYNEX Corporation (now part of Verizon), a regional telephone operating company. From 1995 to 1997, Mr. Reed served NYNEX Corporation as President and Group Executive with responsibility for directing the company’s regional, national and international government affairs, public policy initiatives, legislative and regulatory matters and public relations. Mr. Reed currently is a director of Idearc Inc., Intervoice, Inc. and St. Lawrence Cement Group.

Class II Directors With Terms Expiring in 2008:

Ronald H. Cooper

Mr. Cooper, 50, was elected to the Board in November 2006. From January 2003 to July 2006, Mr. Cooper served as President and Chief Operating Officer of Adelphia Communications Corporation. From October 2001 to December 2002, Mr. Cooper was President of AT&T Broadband, the cable television and broadband services subsidiary of AT&T Corp. Mr. Cooper was President and Chief Operating Officer of RELERA Data Centers and Solutions, a start-up data center, hosting and data storage company, during 2000 and 2001. Previously, from 1982 to 1999, Mr. Cooper held various executive positions with MediaOne Group, Inc. (formerly Continental Cablevision, Inc.), a cable television and broadband services company, completing his service to MediaOne in 1999 as Executive Vice President—Operations.

Bernard W. Reznicek

Mr. Reznicek, 70, was elected to the Board in January 1997 and presently serves as the Company’s non-executive Chairman of the Board. Mr. Reznicek currently provides consulting services through Premier Enterprises. Mr. Reznicek previously was National Director of Special Markets for Central States Indemnity Company of Omaha, a Berkshire Hathaway company, from January 1997 to January 2003. He has 40 years of experience in the electric utility industry, having served as Chairman, President and Chief Executive Officer of Boston Edison Company and President and Chief Executive Officer of Omaha Public Power District. Mr. Reznicek currently is a director of infoUSA, Inc. and Pulte Homes, Inc.

Donald V. Smith

Mr. Smith, 64, was elected to the Board in January 2002. Mr. Smith presently serves as Senior Managing Director of Houlihan Lokey Howard & Zukin, Inc., an international investment banking firm with whom he has been associated since 1988. He currently is in charge of the firm’s New York office and serves on the board of directors of the firm. From 1978 to 1988, Mr. Smith was employed by Morgan Stanley & Co. Incorporated, where he headed the valuation and reorganization services within that firm’s corporate finance group. Mr. Smith currently serves on the Boards of Directors of the Princeton (NJ) HealthCare System Foundation and Business Executives for National Security.

Class III Directors With Terms Expiring in 2009:

Frank V. Sica

Mr. Sica, 56, has served as a director of the Company since its formation in 1994. Mr. Sica currently is a Managing Partner of Tailwind Capital (since December 2006) and President of Menemsha Capital Partners, Ltd (since July 2005), such two companies being private investment companies. Mr. Sica was a Senior Advisor to Soros Fund Management from 2004 to 2006 and was President of Soros Private Funds Management from June 2000 through December 2003. From 1998 to 2000 Mr. Sica was Managing Director of Soros Fund Management LLC. Before joining Soros, Mr. Sica was a Managing Director and Co-Head of Merchant Banking at Morgan Stanley Dean Witter & Co. Mr. Sica currently is a director of JetBlue Airways Corporation, Kohl’s Corporation and Northstar Realty Finance Corp.

James A. Unruh

Mr. Unruh, 66, was elected to the Board in June 2005. He became a founding principal of Alerion Capital Group, LLC (a private equity investment company) in 1998 and currently holds such position. Mr. Unruh was an executive with Unisys Corporation from 1987 to 1997 and served as its Chairman and Chief Executive Officer from 1990 to 1997. From 1982 to 1987, Mr. Unruh held various executive positions, including Senior Vice President, Finance, with Burroughs Corporation, a predecessor of Unisys Corporation. Mr. Unruh currently is a director of Prudential Financial, Inc., Tenet Healthcare Corporation and Qwest Communications International Inc.

Other Board Information

There are no family relationships between any of the directors or executive officers of the Company. There are no arrangements between any director, nominee or executive officer of the Company and any other person pursuant to which such director, nominee or executive officer was selected for such position.

CORPORATE GOVERNANCE

The Board has determined that Messrs. Cooper, Reed, Reznicek, Sica, Smith and Unruh and Ms. Obuchowski, who are all of the present non-employee directors of the Company, are “independent directors” as defined in the applicable rule of The Nasdaq Stock Market, Inc. (“Nasdaq”).

During 2006, the Board held nine meetings and on one other occasion acted by unanimous written consent. During their respective periods of service as directors during 2006, all directors of the Company attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they serve.

The Board has established a process for stockholders of the Company to send communications to the Board or to a specified individual member of the Board. Such communications should be in writing and sent to the Board or such individual director in care of the Secretary of the Company at the address shown on the first page of this Proxy Statement. Depending upon the subject matter of the communication, the

Secretary of the Company will either (i) forward the communication to all of the members of the Board or to the individual member of the Board to whom the communication is addressed, (ii) forward a communication relating to accounting, internal accounting controls or auditing matters to the chair of the Audit Committee of the Board, (iii) attempt to respond directly to an inquiry or request involving publicly available information about the Company or its stock or (iv) not forward the communication if it is primarily commercial in nature or relates to an improper or irrelevant topic. The Secretary of the Company will maintain a log of all communications addressed to the Board or an individual member of the Board which are not forwarded in accordance with this policy; directors of the Company may review such log at any time and request copies of any of such communications.

Historically, very few stockholders of the Company have attended the Company’s annual meetings of stockholders; almost all stockholders who vote do so by proxy. Accordingly, the Company’s policy is that employee directors of the Company are expected to attend annual meetings of stockholders of the Company if their schedules permit and that non-employee members of the Board are not expected to attend annual meetings of stockholders but may do if they so desire. Mr. Nafus attended the 2006 annual meeting of the Company’s stockholders.

Audit Committee

The Board has a standing Audit Committee, presently composed of Ms. Obuchowski, Mr. Reed and Mr. Reznicek (Chair). The Committee’s purpose, as currently set forth in its charter, is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. A current copy of the Audit Committee Charter is available on the Company’s web site under Investor Relations, Corporate Governance, at http://www.csgsystems.com. Information on the Company’s web site is not incorporated by reference in this Proxy Statement. As required by the Audit Committee Charter, all of the members of the Audit Committee are “independent directors” as defined in the applicable Nasdaq rule and also satisfy the other requirements of the Nasdaq rule applicable to audit committee members. The Board has determined that Messrs. Reed and Reznicek are “audit committee financial experts” as defined by the SEC. The Audit Committee held five meetings during 2006.

Compensation Committee

The Board has a standing Compensation Committee, presently composed of Messrs. Cooper, Sica (Chair), Smith and Unruh. The Compensation Committee Charter provides, among other things, that the Committee is to review and recommend to the Board the Company’s senior management compensation and benefits policies generally, evaluate the performance of the Company’s executive officers, and review and recommend to the Board the compensation of the Company’s executive officers. The Compensation Committee also is responsible for the administration of and the granting of stock options and other awards under the Company’s 1996 Stock Incentive Plan (no further options or awards may be granted under this Plan), 2001 Stock Incentive Plan and 2005 Stock Incentive Plan and, subject to approval of the Company’s Performance Bonus Program at the Annual Meeting, for the administration of such Program as discussed in more detail under “Approval of Performance Bonus Program” later in this Proxy Statement. A current copy of the Compensation Committee Charter is available on the Company’s web site under Investor Relations, Corporate Governance, at http://www.csgsystems.com. Information on the Company’s web site is not incorporated by reference in this Proxy Statement. As required by the Compensation Committee Charter, all of the members of the Committee are “independent directors” as defined in the applicable Nasdaq rule and also are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee held eight meetings during 2006 and on two other occasions acted by unanimous written consent.

The Compensation Committee meets at least quarterly. To fulfill its responsibilities of reviewing and recommending to the Board the compensation of the Company’s executive officers, the Compensation Committee uses the services of an independent compensation consulting firm selected by the Committee, consults with the Company’s Chief Executive Officer and human resources director, and draws upon the extensive business experience of the Committee’s members. The Committee directs the consulting firm selected by the Committee (currently Pearl Meyer & Partners) to provide to the Committee comprehensive formal assessments of the competitiveness of the Company’s executive officer compensation program, including a comparison of the principal components of the Company’s executive officer compensation programs (base salaries, cash incentive programs and equity grants and awards) with those of other publicly owned technology companies; and the Committee considers such assessments and the consultant’s recommendations in arriving at the Committee’s decisions or recommendations to the Board with respect to base salaries and cash incentive programs for the Company’s executive officers. The Committee also considers the information provided by the Committee’s independent compensation consultant in determining the equity grants or awards made by the Committee to the executive officers of the Company and the terms of such grants and awards. Additional information with respect to the matters discussed in this paragraph appears in the “Compensation Discussion and Analysis” later in this Proxy Statement.

In making equity grants or awards to non-employee directors of the Company, the Compensation Committee considers relevant information provided by the Committee’s independent compensation consultant and the recommendations of the Nominating and Corporate Governance Committee and the Board with respect to such grants or awards.

While the Board makes the final decisions with respect to the base salaries of the executive officers of the Company, the Compensation Committee makes specific recommendations to the Board with respect to such salaries and, in arriving at those recommendations, also considers the recommendations of the Company’s Chief Executive Officer as to the base salaries of executive officers other than himself.

Nominating and Corporate Governance Committee

The Board has a standing Nominating and Corporate Governance Committee, presently composed of Mr. Cooper, Ms. Obuchowski (Chair), Mr. Reed and Mr. Smith. The Nominating and Corporate Governance Committee Charter provides, among other things, that the Committee is to identify individuals qualified to become Board members, recommend to the Board nominees for election as directors, recommend directors for appointment to Board committees, evaluate the Board’s performance, review and recommend to the Board the compensation of the Company’s directors, and develop and recommend to the Board the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics. A current copy of the Nominating and Corporate Governance Committee Charter is available on the Company’s web site under Investor Relations, Corporate Governance, at http://www.csgsystems.com. Information on the Company’s web site is not incorporated by reference in this Proxy Statement. As required by the Nominating and Corporate Governance Committee Charter, all of the members of the Committee are “independent directors” as defined in the applicable Nasdaq rule. The Nominating and Corporate Governance Committee held five meetings during 2006.

In recommending to the Board nominees for election as directors, the Nominating and Corporate Governance Committee reviews the present composition of the Board to determine the qualities, skills and areas of expertise (including but not limited to financial and accounting expertise) needed to enable the Board and its committees to properly discharge their responsibilities. The Committee considers it necessary for the Board to have at least one of its independent members qualify as an “audit committee financial expert” and takes that requirement into account in making its recommendations to the Board. While the Committee has not established other specific minimum requirements for service on the Board, when assessing and determining a candidate’s qualifications, the Committee considers among other things the number and type of other boards on which the candidate serves; other business and professional commitments of the candidate and potential conflicts of interest; the ability and willingness of a candidate to devote the required amount of time to the candidate’s responsibilities as a Board member and as a member of one or more committees of the Board; the age, background, reputation, independence, experience, skills and judgment of the candidate; and the diversity of the Board’s membership. Directors, while relying on the honesty and integrity of the Company’s senior management and its outside advisors and auditors, are expected to exercise their best business judgment when acting on behalf of the Company and its stockholders and to adhere to the applicable provisions of the Company’s Code of Business Conduct and Ethics.

The Committee will consider qualified nominees for election as directors recommended by the Company’s stockholders. A stockholder who wishes to recommend a nominee for consideration by the Committee should submit the recommendation in writing to the Secretary of the Company at the address shown on the first page of this Proxy Statement, indicating the proposed nominee’s qualifications and other relevant biographical information and providing written confirmation of the proposed nominee’s consent to serve as a director if nominated and elected. The Secretary of the Company will forward legitimate recommendations from stockholders to the chair of the Committee for further review and consideration. The bylaws of the Company provide that stockholder nominations of persons for election to the Board (as distinguished from recommendations to the Committee) are subject to certain advance notice and informational requirements; stockholders may obtain a copy of the relevant bylaw provisions from the Secretary of the Company at the address shown on the first page of this Proxy Statement.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has adopted a Code of Business Conduct and Ethics applicable to all of the directors, officers and employees of the Company and its subsidiaries. The Company’s Code of Business Conduct and Ethics and the Company’s Corporate Governance Guidelines are available on the Company’s web site under Investor Relations, Corporate Governance, at http://www.csgsystems.com. Information on the Company’s web site is not incorporated by reference in this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers (as defined in the applicable regulations) and directors, and persons who beneficially own more than 10% of a class of the Company’s equity securities registered under such Act, to file certain reports of ownership and changes of ownership of the Company’s equity securities with the SEC. Officers, directors and more than 10% stockholders are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms which they file.

Based solely on its review of the copies of such forms submitted to it, or written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that all filing requirements applicable to its officers and directors were complied with for the year ended December 31, 2006, except that a Form 4 report for Randy R. Wiese was filed 19 days late because of a miscommunication within the Company as to the need for such filing, a Form 4 report for Donald B. Reed was filed 19 days late because of a technical problem with the electronic filing of such report, and a Form 4 report for Edward C. Nafus was filed one day late.

COMPENSATION OF DIRECTORS

Each non-employee director of the Company is entitled to receive from the Company an annual retainer fee of $45,000 payable in quarterly installments, a meeting attendance fee of $2,000 for attendance at a meeting of the Board and a meeting attendance fee of $1,250 for attendance at a meeting of a committee of the Board. The chairperson of the Audit Committee of the Board also is entitled to receive an annual retainer fee of $16,000 payable in quarterly installments, and the chairpersons of the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board also are entitled to receive an annual retainer fee of $8,000 payable in quarterly installments.

Effective July 1, 2005, Mr. Reznicek was elected as Chairman of the Board of the Company. He receives a fee for his non-executive services in such capacity at an annual rate of $50,000, payable in quarterly installments. Such fee is in addition to the fees referred to in the preceding paragraph. Mr. Reznicek is not an employee of the Company and receives no employee benefits from the Company.

A director who is an officer or employee of the Company does not receive additional compensation for serving as a director or committee member. Mr. Nafus, Chief Executive Officer of the Company, is the only officer of the Company who serves as a director of the Company. No officers or employees of the Company currently serve on any committee of the Board.

Director Compensation

The following table contains information concerning the compensation of the Company’s non-employee directors for 2006. All numbers have been rounded to the nearest whole dollar.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Totals
Ronald H. Cooper(4)	$2,000	$10,271	$—	$12,271
Janice I. Obuchowski	$86,000	$47,502	$19,397	$152,899
Donald B. Reed	$77,250	$47,502	$—	$124,752
Bernard W. Reznicek	$139,000	$47,502	$7,214	$193,716
Frank V. Sica	$84,750	$47,502	$18,136	$150,388
Donald V. Smith	$83,000	$47,502	$10,377	$140,879
James A. Unruh	$76,750	$47,502	$—	$124,252
Totals	$548,750	$295,283	$55,124	$899,157

(1)          Amounts appearing in this column consist of the following:

Name	Chairman of the Board Annual Retainer*	Annual Board Retainer**	Annual Committee Chairperson Retainer**	Board and Committee Meeting Fees***	Totals
Ronald H. Cooper	$—	$—	$—	$2,000	$2,000
Janice I. Obuchowski	$—	$45,000	$8,000	$33,000	$86,000
Donald B. Reed	$—	$45,000	$—	$32,250	$77,250
Bernard W. Reznicek	$50,000	$45,000	$16,000	$28,000	$139,000
Frank V. Sica	$—	$45,000	$8,000	$31,750	$84,750
Donald V. Smith	$—	$45,000	$—	$38,000	$83,000
James A. Unruh	$—	$45,000	$—	$31,750	$76,750
Totals	$50,000	$270,000	$32,000	$196,750	$548,750

*                   Mr. Reznicek serves as non-executive Chairman of the Board of the Company and receives no benefits in such capacity other than those disclosed in the Director Compensation table.

**            Paid in quarterly installments.

***     Paid subsequent to meetings—$2,000 for each Board meeting and $1,250 for each committee meeting attended.

(2)          Amounts appearing in this column reflect the 2006 stock-based compensation expense related to restricted stock awards granted before or during 2006 to the persons named in this table, computed in accordance with Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004) (“SFAS 123R"), “Share-Based Payment”, without considering the impact of forfeitures. Restricted stock awards granted in 2006 to each of the Company’s non-employee directors and the corresponding grant date fair value of each award were as follows:

Name	Shares of Restricted Stock Granted in 2006	Full Grant-Date Fair Value of Shares Granted	Unvested Shares of Restricted Stock at December 31, 2006
Ronald H. Cooper	3,000	$83,310	3,000
Janice I. Obuchowski	3,000	$80,820	3,000
Donald B. Reed	3,000	$80,820	3,000
Bernard W. Reznicek	3,000	$80,820	3,000
Frank V. Sica	3,000	$80,820	3,000
Donald V. Smith	3,000	$80,820	3,000
James A. Unruh	3,000	$80,820	3,000

(3)          Amounts appearing in this column reflect the stock-based compensation expense in 2006 related to stock option awards granted prior to 2006 to the persons named in this table, computed in accordance with SFAS 123R without considering the impact of forfeitures. The fair value of stock option awards was estimated on the date of grant using the Black-Scholes option-pricing model, with the following weighted-average assumptions for non-employee director stock option awards:  risk-free interest rate of 3.7%, dividend yield of zero percent, expected life of 8.0 years, and volatility of 60.0%. As of December 31, 2006, the aggregate number of shares covered by outstanding stock option awards held by each non-employee director was as follows:

Name	Stock Option Awards Outstanding at December 31, 2006
Ronald H. Cooper	—
Janice I. Obuchowski	79,500
Donald B. Reed	—
Bernard W. Reznicek	39,533
Frank V. Sica	25,500
Donald V. Smith	24,000
James A. Unruh	—

(4)          Mr. Cooper was elected to the Company’s Board of Directors in November 2006.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Business

The Company is a leading provider of outsourced billing, customer care and print and mail solutions and services supporting the North American cable and direct broadcast satellite markets. Our solutions support some of the world’s largest and most innovative providers of bundled multi-channel video, Internet, voice and IP-based services.

We are headquartered in Englewood, Colorado, with major operations in Omaha, Nebraska, and near Tallahassee, Florida. The Company has approximately 1,700 employees at all locations.

The compensation-related decisions of our Compensation Committee have been affected by a number of major changes in the Company’s business during the past several years, as well as the challenge of transitioning from leadership by our founder and prior Chief Executive Officer to leadership and management by a newer executive management team. The Company is now focused on investing in significant research and development projects, developing new partner relationships and identifying acquisition candidates with significant synergistic potential.

Board and Compensation Committee Philosophy

The purpose of the Compensation Committee is to assist the Board in the discharge of its responsibilities relating to compensation of the Company’s executive officers. Members of the Compensation Committee are appointed by the Board and consist entirely of independent directors in compliance with Nasdaq listing standards.

The Compensation Committee reviews and approves, or recommends for approval by the Board, the compensation of our Chief Executive Officer and the Company’s other executive officers, including salary, bonus and incentive compensation levels; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits, and other forms of executive officer compensation.

Our overall philosophy of executive compensation is predicated on four primary principles:

•       Aligning compensation with stockholder return;

•       Aligning compensation with personal performance;

•       Attracting and retaining qualified personnel; and

•       Making our compensation practices transparent and understandable to our stockholders.

Each component of our executive compensation program is designed consistent with this philosophy:  annual base salary, annual cash performance bonuses that are closely tied to the achievement of predetermined financial and personal objectives and a long-term component comprised of restricted stock awards. Each component of the compensation program and the objectives underlying each component are discussed below.

Role of the Independent Compensation Consultant

The Compensation Committee retains an independent compensation consultant, Pearl Meyer & Partners, or Pearl Meyer, to assist it in developing and implementing our executive compensation program. The Compensation Committee is responsible for selecting the consultant, negotiating the fees that are paid and determining the scope of the engagement. As part of its overall compensation analysis and recommendations, Pearl Meyer examines a peer group of companies that (1) may compete with the Company for executive and other managerial talent or (2) share important characteristics with the Company (e.g., technology companies with similar talent needs, similar revenue or similar market capitalization). Pearl Meyer currently advises the Compensation Committee only on compensation matters associated with our named executive officers, or NEOs, and not on matters associated with the compensation of other members of management or the Company’s workforce generally, although they have consulted on compensation for a broader management group in the past. Pearl Meyer provides no other services to the Company or to the Board. The Compensation Committee has instructed Pearl Meyer to take a holistic view of the competitive compensation landscape to assist the Compensation Committee in structuring a program that balances the need for short-term compensation with the benefits of a long-term incentive program. By taking this broader view of compensation, the Board has been able to attract and retain a highly talented executive team.

Pearl Meyer reviews compensation data available from public sources, third parties and its own proprietary compensation-related database. For 2007, the peer group of companies used for comparison purposes includes the following:  BISYS Group, Inc.; Checkfree Corp.; Fair Isaac Corp.; Gevity HR, Inc.; Intuit, Inc.; Lightbridge, Inc.; S1 Corp.; Startek, Inc.; Talx Corp.; TNS, Inc.; Total System Services, Inc.; and Transaction Systems Architects, Inc.

In 2006 Pearl Meyer performed the following services as requested by the Compensation Committee:

•       A competitive analysis of compensation for each NEO utilizing peer group compensation and industry appropriate broad survey data.

•       A dilution analysis of overall Company equity grants for employee compensation compared to overall equity grants for employee compensation by our peer group of companies.

•       Trends and recommendations with respect to vesting provisions for performance-based restricted stock.

•       Trends with respect to ownership guidelines for NEOs and boards of directors.

Although the Compensation Committee selects the independent compensation consultant and determines the scope of that firm’s engagement, management assists the consultant with its analysis and recommendations. For example, the consultant obtains from management historical pay data of the NEOs, management’s perspectives on the competitive environment in which the Company operates and management’s opinions as to which companies (or types of companies) are most likely to attempt to recruit talent from the managerial ranks of the Company. While the Compensation Committee is primarily responsible for developing and recommending to the Board the compensation program for the NEOs, our Chief Executive Officer provides performance evaluations and makes recommendations for compensation of the other NEOs.

Executive Compensation Process

Our executive compensation review process typically starts in the fourth quarter of each calendar year. During this time, in coordination with Pearl Meyer, the Compensation Committee begins evaluating the competitive landscape, compensation trends, governance best practices and regulatory requirements. Included in the analyses are each NEO’s current progress toward achieving annual corporate financial objectives (and consequently, anticipated annual bonuses) and the “retention power” provided by the long-term, restricted stock component of the overall compensation program; the individual performance of each NEO; each NEO’s contribution to the Company’s major objectives, and an examination of the companies comprising the peer group.

The preliminary results of this analysis are then formally reviewed by the Compensation Committee at its regularly scheduled meeting held in the fourth quarter. After evaluating this analysis, management and Pearl Meyer are instructed to gather additional information and perform further analyses to be presented to the Compensation Committee and the Board during the first quarter of the subsequent year.

At that first quarter meeting, the Compensation Committee receives from management and Pearl Meyer final recommendations relating to equity awards (currently, restricted stock awards), annual base salaries and annual performance bonus targets. At that time, the Compensation Committee determines whether any adjustments to base salary or annual performance bonus targets are appropriate, as well as whether to make any awards of restricted stock. The Compensation Committee has no formal policy mandating that equity awards be granted only within certain timeframes (e.g., immediately following the announcement of quarterly financial results). The Compensation Committee believes that, in light of the considered and deliberate nature of its equity award process, which is generally conducted over the same time period each year, such a requirement is not necessary.

The Compensation Committee has adopted procedures permitting the delegation of limited authority to the Chief Executive Officer to grant restricted stock awards to non-executive members of management. At each regularly scheduled meeting of the Compensation Committee, the committee adopts a resolution authorizing the Chief Executive Officer to grant to non-executive management employees of the Company restricted stock awards. The Chief Executive Officer is only authorized to grant restricted stock, is not permitted to grant more than 25,000 shares to any one employee, and is not permitted to grant more than a total of 50,000 shares from each authorization. At each meeting, the names of those persons granted shares pursuant to this authority are reported to the Compensation Committee after which it reauthorizes the delegation of authority to the Chief Executive Officer in accordance with these restrictions. The Compensation Committee has authorized this limited delegation of authority for many years and has found this process to be an efficient means of granting smaller awards under a variety of circumstances including new hire and promotion awards to non-executive management of the Company.

Core Components of Executive Compensation

The current three core components of our executive compensation program are annual base salaries, annual performance bonuses and equity awards in the form of restricted stock. Each of these components is discussed below

Annual Base Salary

In consultation with Pearl Meyer, the Compensation Committee establishes and makes adjustments to annual base salary amounts for each NEO with the objective of providing competitive levels of base salary. Decisions regarding base salary amounts take into consideration a variety of factors including compensation programs established by the peer group of companies, performance of each individual executive, experience, and proprietary market data and analyses provided by Pearl Meyer. In keeping with the philosophy of rewarding for performance, annual base salaries constitute a comparatively smaller percentage of each NEO’s overall targeted compensation.

In 2006, the base salary amounts for the NEOs were increased as follows:  Mr. Nafus 9.1%, Mr. Wiese 21.1%, Mr. Kalan 13.3%, Mr. Scott 18.2% and Mr. Ruble 3.5%.

Annual Performance Bonus

The annual performance bonus is a short-term compensation component that is paid in cash only upon the achievement of predetermined annual corporate financial and individual performance objectives. The targeted amount of annual performance bonus that may be earned by each NEO ranges from 50% to 100% of the NEO’s annual base salary. The target percentage is determined based upon the peer group analysis and the NEO’s level of experience, duties, and responsibilities. The maximum payout permitted under the annual performance bonus plan is 200% of the NEO’s target bonus amount. The annual performance bonus is typically paid during the first quarter after the year in which it was earned.

The Compensation Committee weights the amount of cash compensation that can be earned by an executive between annual base salary and annual performance bonus based upon an executive’s level of experience, duties, and responsibilities. The weighting for Mr. Nafus is 50% of his total target cash compensation in the form of annual base salary and 50% in the form of an annual performance bonus opportunity dependent upon achieving certain personal and Company financial objectives. Thus, Mr. Nafus’ annual performance bonus target is 100% of his annual base salary.

The annual performance bonus is paid in cash only upon the achievement of predetermined targets for annual corporate financial and individual performance objectives described below:

•       Annual Corporate Financial Objectives. Historically, the two most often used financial objectives for determining annual performance bonus payouts have been total revenues and either operating income or net income as the operational measures of financial performance. The use and weight of particular factors have varied from year to year depending upon the business objectives of the Company for a particular year. At the beginning of each year management presents that year’s comprehensive financial plan to the Board for approval. Only then does the Board approve the financial targets for the year which determine potential performance bonus payouts. The Board establishes targets that it believes are achievable only upon excellent execution of the current year’s business plan.

•       Individual Performance Objectives. Individual performance objectives for the NEOs vary according to the individual’s role and responsibility within the Company. Different NEOs may have more specific performance objectives contained in his or her individual plan, such as completion of a specific task or program, expense management or quality, but generally each of those particular objectives can be linked to a means of performing under one of the Company’s core values which can be summarized as follows:

Customer Focus	Integrity
Innovation	Open Communication
Performance	Respect for Customers, Employees and Partners

For 2006, the Board designated operating income and revenue as the corporate financial performance objectives under the annual performance bonus plan. This decision to use operating income instead of net income as the operational measure of financial performance was made in light of the Company’s large cash reserves and the announcement of a $350 million stock buyback program in August 2006 which, depending upon the pace of the buyback, could have a disproportionate effect on net income that may not be reflective of 2006 financial operating results.

The payout related to the achievement of the annual corporate financial objectives can range from 0% to 200%. An individual NEO may achieve between 0% and 200% of his or her individual performance objectives in any particular year. In no event, however, may an NEO earn more than a total of 200% of his or her annual performance bonus target for a year, regardless of Company or individual performance.

For 2002 through 2006, the annual performance bonus payout percentages based on the Company’s achievement of predetermined financial objectives were as follows:

YEAR	PERCENTAGE OF TARGET PAYOUT
2002	70%
2003(1)	73%
2004(2)	Broadband Services Division: 100% Global Software Services Division: 65%
2005	118%
2006(3)	106%

(1)          For 2003, neither the then-current Chief Executive Officer nor the then-current President of the Company received any payout under the annual performance bonus plan.

(2)          Since the financial results of the Company’s two operating divisions differed significantly for 2004, annual performance bonus plan payout amounts were adjusted to reflect that disparity for those members of management employed by the different divisions.

(3)          This percentage reflects the overall bonus percentage payout approved by the Board and the bonus payout achieved in accordance with the predetermined targets established for the annual performance bonus plan. Each of Messrs. Nafus, Kalan, Ruble and Wiese, however, achieved only 95% of their individual performance objectives for the year, resulting in a bonus amount equal to 101% of each individual’s target. Mr. Scott exceeded his individual performance objectives for the year and was awarded a bonus amount equal to 133.7% of his target.

The threshold, target and maximum amount of estimated possible payouts for 2006 annual performance bonuses for each of the NEOs is reported in the Grants of Plan-Based Awards table. The annual performance bonus amounts earned for 2006 are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation. The 2006 annual performance bonuses were paid on March 13, 2007.

For 2007, the Company modified the annual performance bonus program and has designed the program for NEOs to comply with the requirements for qualifying performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Code. For additional information, see the Section 162(m) Performance-Based Compensation discussion below and Proposal 2, Approval of Performance Bonus Program.

Equity Awards

Restricted stock is currently the only long-term compensation component of our executive compensation program. Beginning in 2003, for a variety of market and competitive reasons, the Compensation Committee started limiting the use of stock options as long-term incentive compensation and instead began making grants of restricted stock awards. The Compensation Committee believes that the use of restricted stock awards brings a greater degree of predictability and stability to the long-term incentive component of our management compensation program.

The Compensation Committee determines the number of shares of restricted stock to be granted to the NEOs after consultation with Pearl Meyer. The objective is to align NEO compensation with long-term stockholder return and create a compensation program that motivates management to focus less on immediate results and economic rewards and more on creating sustainable, long-term enterprise value for the Company’s stockholders. In addition, in determining the number of shares for restricted stock awards, the Compensation Committee considers (among other factors such as market and competitive data) dilution and potential dilution. The Compensation Committee considers the percentage of the total outstanding shares of the Company, determined on a fully diluted basis, represented by shares of restricted stock and the few remaining outstanding stock options held both by executive officers and by all employees of the Company as a whole. A subcomponent of that dilution, or “overhang”, is represented by shares of restricted stock held by executive management. As of December 31, 2006, Mr. Kalan was the only NEO with an outstanding stock option; at that date, he had exercisable stock options to purchase 22,450 shares.

In past years, each award of restricted stock has typically vested in equal increments over a four-year period commencing on the first anniversary of the grant date. The Compensation Committee believes that a four-year vesting period motivates management to adopt a longer term perspective on Company performance while simultaneously developing a strong retention incentive for our NEOs over the long term.

During 2006, the Company granted restricted stock awards to the NEOs with respect to the following numbers of shares:  Mr. Nafus 70,000 shares, Mr. Wiese 30,000 shares, Mr. Kalan 25,000 shares, Mr. Scott 40,000 shares and Mr. Ruble 22,500 shares.

Starting in 2007, the Compensation Committee commenced a program whereby 50% of each NEO’s annual restricted stock award is subject to performance-based vesting (i.e., the shares will vest over a three-year period and only upon the achievement of specified performance goals), with the remainder of the annual restricted stock award subject to time-based vesting over a four-year period. The Committee decided to modify the annual restricted stock award to add a performance-based vesting portion because the Committee believes this further aligns management’s compensation with long-term stockholder returns. The Company is seeking stockholder approval of performance goals for performance-based awards under the 2005 Stock Incentive Plan. The Company intends that performance-based restricted stock awards for NEOs be designed to comply with the requirements for qualifying performance-based compensation under Section 162(m). For additional information, see the Section 162(m) Performance-Based Compensation discussion below and Proposal 3, Approval of Performance Goals for Performance-Based Awards Under the 2005 Stock Incentive Plan.

Section 162(m) Performance-Based Compensation

Section 162(m) of the Code imposes an annual $1 million limit on the amount that a public company may deduct for compensation paid to the Company’s Chief Executive Officer or any of the Company’s four most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for qualifying “performance-based” compensation (i.e., compensation paid only upon the attainment of pre-established objective goals based on performance criteria approved by stockholders). The Company has included two proposals in this Proxy Statement seeking stockholder approval to qualify as performance-based compensation for purposes of Section 162(m) compensation payable under the Performance Bonus Program and performance-based awards under the 2005 Stock Incentive Plan. For additional information, see Proposal 2, Approval of Performance Bonus Program and Proposal 3, Approval of Performance Goals for Performance-Based Awards Under the 2005 Stock Incentive Plan.

Other Compensation

The Compensation Committee does not believe that perquisites and other compensation and benefits should play a major role in the overall executive compensation program. Our NEOs are offered the opportunity to defer a portion of their annual base salary and annual performance bonus through a 401(k) plan that is generally available Company-wide and through a more restricted (i.e., participation is limited to vice presidents and above) non-qualified deferred compensation program, both of which include Company matching contributions. The Compensation Committee views these deferral programs more as an individual retirement planning option for the NEO and not as a long-term compensation program. The amount of Company matching contributions for each NEO is reported in a footnote to the Summary Compensation Table.

In 2004, Mr. Scott was promoted to Executive Vice President of the Company and subsequently was promoted to Executive Vice President and Chief Operating Officer. As a condition of that promotion, Mr. Scott is required to spend a significant amount of his time at the Company’s headquarters in suburban Denver, Colorado, rather than in Omaha, Nebraska, where the majority of the Company’s operations are located and where Mr. Scott and his family had resided for many years. As a result of these requirements, Mr. Scott acquired a residence near the Company’s corporate headquarters, while relocating his residence in the Omaha area. Mr. Scott is currently maintaining a residence in each of the two cities. During 2006 the Company reimbursed Mr. Scott for many of the expenses associated with such relocation, as well as the incremental costs incurred by Mr. Scott as a result of maintaining two residences. Those reasonable incremental expenses incurred by Mr. Scott relating to this situation that were not considered reimbursable business expenses or deductible by Mr. Scott on his personal income tax return were considered to be compensation for Mr. Scott. The Company also reimbursed Mr. Scott for the “tax gross-up” on such amounts, which also is considered to be compensation for Mr. Scott. The amounts of these expenses are reported in a footnote to the Summary Compensation Table. Although reimbursing these incremental expenses is significantly less costly to the Company than the expected hotel and associated expenses that would otherwise be incurred, the Compensation Committee has determined that the expenses are nonetheless deemed to be “perquisites” as that term is defined under applicable rules. Consequently, beginning in 2007, the Company discontinued reimbursing Mr. Scott for any incremental expense he incurs as a result of his second residence, unless such expense is determined to be a reimbursable business expense under the applicable rules.

Factors Affecting a Material Change in Compensation

Under the Company’s executive compensation program there are two factors that may affect a material change in executive officer compensation: the Company’s achievement of strategic financial objectives and the executive’s assumption of materially different duties. If the Company were to significantly modify its current financial objectives, it would have a material impact (either positively or negatively) on the compensation of our executive officers. Any such material change would be evaluated as part of the annual executive compensation review process for determining annual base salary, performance goals and targets for the annual performance bonus plan and performance goals for performance-based restricted stock awards. Furthermore, a material deviation from anticipated financial results would most likely have a corresponding direct impact upon the value of the executive’s restricted stock.

Also, in exceptional and infrequent circumstances, the Board may approve the payment of discretionary cash bonuses to all or some of the NEOs to reward the executive for achievement of unusual or outstanding goals or results.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table contains information concerning the compensation earned by the Company’s Chief Executive Officer, Chief Financial Officers, and three other most highly compensated executive officers for 2006. All dollar values have been rounded to the nearest whole dollar.

Name and Principal Position(1)	Year	Salary(3)	Bonus	Stock Awards(4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total
Edward C. Nafus—President and Chief Executive Officer	2006	$600,000	$—	$1,896,874	$604,200	$42,681	$3,143,755
Randy R. Wiese—Executive Vice President and Chief Financial Officer(2)	2006	$236,408	$—	$174,904	$163,638	$23,034	$597,984
Peter E. Kalan—Executive Vice President-Business and Corporate Development(2)	2006	$425,000	$—	$1,008,370	$320,981	$39,440	$1,793,791
Robert M. Scott—Executive Vice President and Chief Operating Officer	2006	$325,000	$—	$511,376	$345,456	$114,384	$1,296,216
Joseph T. Ruble—Executive Vice President and General Counsel	2006	$253,702	$—	$153,240	$117,253	$22,577	$546,772

(1)          Each of the executive officers of the Company named in this table has a written employment agreement with the Company. The material terms of each employment agreement are summarized below.

(2)          Mr. Kalan served as Executive Vice President and Chief Financial Officer until April 2006, when he was appointed Executive Vice President—Business and Corporate Development. Mr. Wiese succeeded Mr. Kalan as Executive Vice President and Chief Financial Officer in April 2006.

(3)          This column reflects the base salary earned during 2006 by the persons named in this table.

(4)          This column reflects the 2006 stock-based compensation expense related to restricted stock awards granted before or during 2006 to the persons named in this table, computed in accordance with SFAS 123R  without considering the impact of forfeitures. See Notes 3 and 13 to the consolidated financial statements contained in the Company’s 2006 Form 10-K for additional discussion of the Company’s equity compensation plans.

(5)          This column reflects annual performance bonus amounts earned by the persons named in this table for services performed during 2006. Such amounts were paid during the first quarter of 2007 and were calculated as follows:

	Edward C.	Randy R.	Peter E.	Robert M.	Joseph T.
	Nafus	Wiese	Kalan	Scott	Ruble
Base salary at December 31, 2006	$600,000	$250,000	$425,000	$325,000	$258,750
2006 bonus target percentage*	100.0%	65.0%	75.0%	75.0%	45.0%
	600,000	162,500	318,750	243,750	116,438
2006 bonus payout percentage**	106.0%	106.0%	106.0%	106.0%	106.0%
	636,000	172,250	337,875	258,375	123,424
Personal objectives percentage***	95.0%	95.0%	95.0%	133.7%	95.0%
Totals	$604,200	$163,638	$320,981	$345,456	$117,253

*                   The Company’s Board of Directors established the 2006 bonus target percentages of base salary for Messrs. Nafus, Kalan and Scott in November 2005 and for Mr. Wiese in April 2006 (when he became Executive Vice President and Chief Financial Officer), based upon recommendations of the Compensation Committee. Mr. Ruble became an executive officer of the Company in November 2006. Mr. Ruble’s 2006 bonus target percentage of base salary was already established for the year and did not change when he became an executive officer. Under the Company’s 2006 annual performance bonus plan, the actual amount of the performance bonus that a person named in this table could receive for 2006 was dependent upon both (1) the amounts of the Company’s revenues and operating income for 2006 in excess of specified minimum levels and (2) the level of achievement of such person’s individual performance objectives for 2006. The employment agreements of the persons named in this table (see Footnote (1) to this table) provide that such persons are to have the opportunity to earn, as annual incentive bonuses, specified minimum percentages of their base salaries as follows: Mr. Nafus—100%; Mr. Wiese—65%; Mr. Kalan—50%; Mr. Scott—65%; and Mr. Ruble—40%.

**            The 2006 incentive bonus payout percentage was based upon the combined levels of the Company’s achievement of pre-established targets for 2006 revenues and operating income. If the Company had not achieved the specified minimum levels of revenues and operating income, the Company would not have paid any incentive bonuses under the 2006 annual performance bonus plan.

***     The 2006 personal objectives percentage was based upon the level of achievement of each individual’s personal performance objectives for 2006, as determined by the Board based upon the recommendation of the Compensation Committee. Mr. Scott’s percentage reflects his performance as Chief Operating Officer of the Company, a position to which he was appointed in August 2006.

(6)          This column reflects 2006 compensation of the persons named in this table that is not properly reportable in any other column of this table. Details of “All Other Compensation” are as follows:

	Edward C.	Randy R.	Peter E.	Robert M.	Joseph T.
Compensation Item	Nafus	Wiese	Kalan	Scott	Ruble
Company 401(k) retirement plan contributions	$9,814	$13,802	$9,900	$9,900	$9,729
Company Wealth Accumulation Plan contributions	—	6,250	6,563	4,063	6,250
Financial planning benefits	11,462	1,640	11,844	1,450	4,416
Relocation expense reimbursements	—	—	—	50,079	—
Car allowance	9,600	—	—	—	—
Other perquisites	762	90	90	257	90
Tax reimbursements	11,043	1,252	11,043	48,635	2,092
Totals	$42,681	$23,034	$39,440	$114,384	$22,577

Grants of Plan-Based Awards

The following table contains information concerning grants of non-equity and equity plan-based awards by the Company during 2006 to the persons named in the Summary Compensation Table. All dollar values have been rounded to the nearest whole dollar.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards(2)
Name	Grant Date	Threshold	Target(100%)	Maximum	Grant Date	Number of Shares of Stock(3)		Grant Date Fair Value of Stock Awards
Edward C. Nafus	November 17, 2005	$420,000	$600,000	$1,200,000	January 10, 2006	70,000	(4)	$1,548,400
Randy R. Wiese	April 20, 2006	$113,750	$162,500	$325,000	January 10, 2006	22,500		$497,700
Peter E. Kalan	November 17, 2005	$223,125	$318,750	$637,500	January 10, 2006	25,000		$553,000
Robert M. Scott	November 17, 2005	$170,625	$243,750	$487,500	January 10, 2006	40,000		$884,800
Joseph T. Ruble	March 10, 2006	$81,506	$116,438	$232,875	January 10, 2006	22,500		$497,700
Randy R. Wiese					May 17, 2006	7,500		$180,225

(1)          The actual amounts earned for 2006 are reported in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation”. The award amounts assume the executive officers had achieved 100% of their personal performance objectives (see Footnote (5) to the Summary Compensation Table).

(2)          All restricted stock awards were granted under the Company’s 2005 Stock Incentive Plan, except for Mr. Ruble’s award which was granted under the Company’s 2001 Stock Incentive Plan.

(3)          Each restricted stock award shown in this table vests in four equal annual installments commencing on the first anniversary of the grant date. However, all unvested restricted shares covered by these grants automatically vest upon an involuntary (on the part of the executive) termination of the executive’s employment without cause after a change of control of the Company.

(4)          If Mr. Nafus voluntarily retires from employment with the Company after March 31, 2008, any unvested shares of restricted stock covered by this grant will automatically vest.

Outstanding Equity Awards at December 31, 2006

The following table contains information concerning all stock options and unvested restricted stock held by the persons named in the Summary Compensation Table at December 31, 2006. All dollar values have been rounded to the nearest whole dollar.

	Stock Option Awards			Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested(3)	Market Value of Shares of Stock That Have Not Vested(2)
Edward C. Nafus	—	—	—	132,500	$3,541,725
Randy R. Wiese	—	—	—	34,500	$922,185
Peter E. Kalan	22,450	$9.11	March 5, 2013	100,000	$2,673,000
Robert M. Scott	—	—	—	82,083	$2,194,079
Joseph T. Ruble	—	—	—	28,125	$751,781

(1)          The stock option set forth in this column was granted to Mr. Kalan on March 5, 2003, under the Company’s 1996 Stock Incentive Plan.

(2)          This column reflects the market value of restricted stock awards that have not vested as of December 31, 2006. The market value was computed by multiplying the number of shares of restricted stock that have not vested as of December 31, 2006, by the closing price of the Common Stock on December 29, 2006 ($26.73).

(3)          Detailed information relating to the unvested restricted stock awards as of December 31, 2006, and whether the restricted stock awards were granted under the Company’s 1996 Stock Incentive Plan, 2001 Stock Incentive Plan, or 2005 Stock Incentive Plan is as follows:

Name	Grant Date	Plan Granted Under	Unvested Shares	Vesting Dates	Shares Vesting
Edward C. Nafus	January 11, 2005	1996 Plan	25,000	January 11, 2007	25,000
	June 30, 2005	2005 Plan	37,500	June 30, 2007	12,500
				June 30, 2008	12,500	*
				June 30, 2009	12,500	*
	January 10, 2006	2005 Plan	70,000	January 10, 2007	17,500
				January 10, 2008	17,500
				January 10, 2009	17,500	*
				January 10, 2010	17,500	*
		Total	132,500

*                    If Mr. Nafus voluntarily retires from employment with the Company after March 31, 2008, these unvested shares of restricted stock will automatically vest.

Name	Grant Date	Plan Granted Under	Unvested Shares	Vesting Dates	Shares Vesting
Randy R. Wiese	February 24, 2005	1996 Plan	4,500	February 24, 2007	1,500
				February 24, 2008	1,500
				February 24, 2009	1,500
	January 10, 2006	2005 Plan	22,500	January 10, 2007	5,625
				January 10, 2008	5,625
				January 10, 2009	5,625
				January 10, 2010	5,625
	May 17, 2006	2005 Plan	7,500	May 17, 2007	1,875
				May 17, 2008	1,875
				May 17, 2009	1,875
				May 17, 2010	1,875
		Total	34,500
Peter E. Kalan	January 11, 2005	1996 Plan	75,000	January 11, 2007	75,000
	January 10, 2006	2005 Plan	25,000	January 10, 2007	6,250
				January 10, 2008	6,250
				January 10, 2009	6,250
				January 10, 2010	6,250
		Total	100,000
Robert M. Scott	January 11, 2005	1996 Plan	18,750	January 11, 2007	6,250
				January 11, 2008	6,250
				January 11, 2009	6,250
	March 25, 2005	1996 Plan	23,333	March 25, 2007	11,667
				March 25, 2008	11,666
	January 10, 2006	2005 Plan	40,000	January 10, 2007	10,000
				January 10, 2008	10,000
				January 10, 2009	10,000
				January 10, 2010	10,000
		Total	82,083
Joseph T. Ruble	February 24, 2005	1996 Plan	5,625	February 24, 2007	1,875
				February 24, 2008	1,875
				February 24, 2009	1,875
	January 10, 2006	2001 Plan	22,500	January 10, 2007	5,625
				January 10, 2008	5,625
				January 10, 2009	5,625
				January 10, 2010	5,625
		Total	28,125

Option Exercises and Stock Vested

The following table contains information concerning stock options exercised by and shares of restricted stock which vested in the persons named in the Summary Compensation Table during 2006. All dollar values have been rounded to the nearest whole dollar.

	Stock Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Edward C. Nafus	235,120	$2,240,771	87,500	$2,031,500
Randy R. Wiese	33,000	$427,649	1,500	$33,105
Peter E. Kalan	91,650	$1,433,725	25,000	$560,750
Robert M. Scott	7,500	$126,418	17,917	$406,078
Joseph T. Ruble	45,000	$597,150	1,875	$41,381

(1)          This column reflects the total dollar value realized upon the exercise of stock options in 2006. The total dollar value realized was computed by summing the dollar value realized per share for each stock option exercised. The dollar value realized per share for each stock option exercised is the difference between the market price of the Common Stock on the date of exercise and the exercise price of the stock option.

(2)          This column reflects the total dollar value realized upon the vesting of restricted stock during 2006. The total dollar value realized was computed by summing the dollar value realized for each share of restricted stock that vested. The dollar value realized for each share of restricted stock that vested was the closing market price of the Common Stock on the date of vesting.

Non-Qualified Deferred Compensation

The following table contains information concerning contributions, earnings, withdrawals, and account balances for the persons named in the Summary Compensation Table related to the Company’s Wealth Accumulation Plan (the “Wealth Plan”). All dollar values have been rounded to the nearest whole dollar.

Name	Executive Contributions in 2006(1)(5)	Company Contributions in 2006(2)(6)	Aggregate Earnings in 2006(3)	Aggregate Withdrawals/ Distributions in 2006(4)	Aggregate Balance at December 31, 2006(7)
Edward C. Nafus	$—	$—	$15,551	$321,906	$22
Randy R. Wiese	$37,396	$6,250	$43,562	$—	$331,220
Peter E. Kalan	$51,450	$6,563	$38,457	$—	$334,613
Robert M. Scott	$16,250	$4,063	$19,142	$—	$266,956
Joseph T. Ruble	$50,000	$6,250	$14,578	$—	$104,481

(1)          Pursuant to the Wealth Plan (an elective, non-qualified, and unfunded deferred compensation plan for certain executive employees of the Company), each executive officer may make the following compensation deferral elections prior to December 15 of the year preceding the year for which the deferral is to be effective: (i) up to 25% of the executive officer’s base salary payable during the particular calendar year and (ii) up to 100% of the executive officer’s cash bonus payable for the particular year, not to exceed an aggregate maximum deferral of $700,000 for any one year.

(2)          The Wealth Plan provides for the Company to credit each participant’s deferral account with an amount equal to 25% of the participant’s aggregate deferral amount for a particular year, up to a maximum Company credit of $6,250 for such year. The Wealth Plan provides that the Company credit occurs on the basis of payroll periods while the participant’s election relates to the year in which the deferred amounts are earned. In 2006, Mr. Kalan received a Company credit over 26 payroll periods of $5,313. In February 2006, Mr. Kalan received his 2005 cash bonus payment and a Company credit of $1,250, making a total of $6,583 in Company contributions (account credits) during 2006.

(3)          Pursuant to the Wealth Plan, the Company allocates (as a bookkeeping entry) both a participant’s deferral amounts credited to the participant’s Wealth Plan account and the Company’s credits to such account to one or more deemed investment options (selected by the participant) consisting of various mutual funds selected by the Company. The Company then credits the participant’s account on its books with a number of units of each deemed investment based on the net asset values of the corresponding mutual funds on the crediting date. The Aggregate Balances at December 31, 2006 shown in this table for each participant represent the value of the participant’s account based on the December 31, 2006, net asset values of the mutual funds selected by the participant for the participant’s deemed investments multiplied by the respective numbers of units of such mutual funds credited as deemed investments to the participant’s account as of such date. The Aggregate Earnings in 2006 shown in this table for each participant represent the 2006 performance of the deemed investments selected by the participant; because the value of a participant’s Wealth Plan account at any time is based on the value of the deemed investments selected by the participant, the participant’s account “earnings” are not meaningful other than as an indication of the performance of a deemed investment as reflected in its unit value on a particular day.

(4)          In 2001, with respect to his deferral for 2002, Mr. Nafus elected a pre-termination distribution of his account balance to be paid to him over a 10-month period. The first monthly payment was made on February 11, 2006.

(5)          Amounts reflected in this column are included in full either in the “Salary” column or in the “Non-Equity Incentive Plan Compensation” column (or partly in both columns) of the Summary Compensation Table in this Proxy Statement.

(6)          Amounts reflected in this column are included in the “All Other Compensation” column of the Summary Compensation Table in this Proxy Statement.

(7)          Under the terms of the Wealth Plan, all of the named executive officers are fully vested in their Wealth Plan account balances. Mr. Nafus’ Wealth Plan account balance has been fully distributed to him, and Mr. Wiese’s Wealth Plan account balance is being distributed to him in 60 monthly installments which began in February 2007. Each of Messrs. Kalan, Scott, and Ruble has elected to receive (or to have his beneficiaries receive in the event of his death) the value of his Wealth Plan account upon the termination of his employment or upon his death either in a lump-sum or in monthly payments over a period of not more than 180 months.

Employment Agreements

The Company entered into employment agreements with Mr. Nafus in November 1998, with Mr. Wiese in April 2006, with Mr. Kalan in January 2001, with Mr. Scott in June 2005, and with Mr. Ruble in January 2001. Mr. Nafus’ employment agreement, as amended in March 2005, provides for an annual base salary of not less than $550,000, an annual incentive bonus target of not less than 100% (his current target) of his base salary, various group insurance coverages, paid vacations and holidays, an automobile allowance and certain financial and tax planning services. Mr. Nafus’ current annual base salary is $600,000. Mr. Wiese’s employment agreement provides for a minimum annual base salary of not less than $250,000, an annual incentive bonus target of not less than 65% of his base salary, paid vacations and holidays and various group insurance coverages; Mr. Wiese’s current annual base salary is $325,000, and his current incentive bonus target is 65% of his base salary. Mr. Kalan’s employment agreement provides for a minimum annual base salary of not less than $225,000 (with CPI adjustments), an annual incentive bonus target of not less than 50% of his base salary, paid vacations and holidays and various group insurance coverages; Mr. Kalan’s current annual base salary is $425,000, and his current incentive bonus target is 75% of his base salary. Mr. Kalan has waived the application of the CPI adjustment to his base salary for 2007; his base salary for 2007 is the same as his base salary for 2006. Mr. Scott’s employment agreement provides for an annual base salary of not less than $275,000, an annual incentive bonus target of not less than 65% of his base salary, paid vacations and holidays and various group insurance coverages; Mr. Scott’s current annual base salary is $425,000, and his current incentive bonus target is 75% of his base salary. Mr. Ruble’s employment agreement provides for a minimum annual base salary of not less than $207,230 (with CPI adjustments), an annual incentive bonus target of not less than 40% of his base salary, paid vacations and holidays and various group insurance coverages; Mr. Ruble’s current annual base salary is $270,000, and his current incentive bonus target is 50% of his base salary.

Each of the employment agreements will terminate upon the executive’s death, and the Company may terminate the employment of the executive in the event of his disability for a continuous period of more than six months or for more than 180 days in the aggregate during any 12-month period. The Company also may terminate the employment of the executive for “cause”, the definition of which appears below. In the cases of death or disability, the executive (or his estate) would be entitled to receive his base salary through the employment termination date and a pro rata portion of his annual incentive bonus for the year in which his employment terminates. In the case of termination for cause, the executive is not entitled to receive any salary after the employment termination date or any portion of his incentive bonus for the year in which his employment terminates. If the executive voluntarily resigns prior to the termination of his employment agreement, then he is entitled to receive only his base salary through the employment termination date (unless such date is December 31, in which case he also is entitled to receive his incentive bonus for the year of termination).

If the Company terminates the employment of the executive without cause prior to a change of control of the Company, then the Company must continue to pay such person’s base salary for one year after the termination (less compensation received from another employer) and also must pay such person’s annual incentive bonus for the year of termination (payable at the regularly scheduled time and to be not less than such person’s incentive bonus for the preceding calendar year) and an additional amount equal to 55% (Mr. Nafus) or 50% (Messrs. Wiese, Kalan, Scott, and Ruble) of such person’s base salary (payable one year after the termination). If the termination without cause occurs after a change of control of the Company, then the Company must pay the person’s base salary for two years after the termination (in a lump sum within 30 days after the termination and without regard to other employment), the annual incentive bonus for the year of termination (not less than such person’s incentive bonus for the preceding calendar year, with such minimum amount being paid within such 30-day period and the balance being paid at the regularly scheduled time), and an additional amount equal to 110% (in the case of Mr. Nafus) or 100% (in the case of Messrs. Wiese, Kalan, Scott, or Ruble) of such person’s base salary (in a lump sum within 30 days after the termination).

The employment agreements contain provisions relating to a constructive termination (consisting of a material change in the executive’s duties and responsibilities or assignment to the executive of materially inappropriate duties and responsibilities, in either case without the executive’s written consent) but require that the employee give notice to the Company of a claimed constructive termination, and the Company then has an opportunity to take appropriate actions to remove the basis for such claim. If a constructive termination occurs, then the executive is entitled to the same compensation as if the Company had terminated his employment without cause (either before or after a change of control of the Company, as the case may be).

Mr. Nafus’ employment agreement, as amended, also provides that he was entitled to receive a restricted stock award of 50,000 shares of Common Stock if he was employed by the Company on January 1, 2006, and the Company has awarded such shares to him. Such shares vest at the rate of 25% on each of the first four anniversaries of the award date if Mr. Nafus is then employed by the Company. Any unvested shares covered by such award will fully vest upon a change of control of the Company or upon the termination of Mr. Nafus’ employment with the Company after March 31, 2008, solely as a result of his voluntary retirement.

If the Company terminates the executive’s employment because of the executive’s disability, then the executive is entitled to continue his participation in the Company’s group medical and hospital insurance, dental insurance, life insurance, and long-term care insurance plans (the “Group Plans”), to the extent permitted by the Group Plans or applicable governmental regulations, until the first to occur of the executive’s death, attainment of age 65, or receipt of substantially equivalent benefits from another employer. If the Company terminates the executive’s employment without cause prior to a change of control, then the executive is entitled to continue his participation in the Group Plans for one year after the effective date of such termination, to the extent permitted by the Group Plans or applicable governmental regulations, or until his receipt of substantially equivalent benefits from another employer; if the termination without cause occurs after a change of control, then the potential period of continued participation in the Group Plans is two years rather than one year. In the case of a constructive termination, the executive’s continued participation in the Group Plan is on the same basis as if the Company had terminated the executive’s employment without cause (either before or after a change of control of the Company, as the case may be).

For purposes of the employment agreements with Messrs. Wiese and Scott, “cause” means (i) the executive’s confession or conviction of theft, fraud, embezzlement, or other crime involving dishonesty, (ii) the executive’s certification of materially inaccurate financial or other information pertaining to the Company or any of its subsidiaries with actual knowledge of such inaccuracies on the part of the executive, (iii) the executive’s refusal or willful failure to cooperate with an investigation by a governmental agency pertaining to the financial or other business affairs of the Company or any of its subsidiaries unless such refusal or willful failure is based upon a written direction of the Board or the written advice of counsel, (iv) the executive’s excessive absenteeism (other than by reason of physical injury, disease, or mental illness) without a reasonable justification and failure on the part of the executive to cure such absenteeism within 20 days after the executive’s receipt of a written notice from the Board or the chief executive officer of the Company setting forth the particulars of such absenteeism, (v) material violation by the executive of his nondisclosure obligations under the employment agreement, (vi) habitual and material negligence by the executive in the performance of his duties and responsibilities under the employment agreement and failure on the part of the executive to cure such negligence within 20 days after his receipt of a written notice from the Board or the chief executive officer of the Company setting forth in reasonable detail the particulars of such negligence, (vii) material non-compliance by the executive with his performance obligations under the employment agreement and failure to correct such non-compliance within twenty (20) days after the executive’s receipt of a written notice from the Board or the chief executive officer of the Company setting forth in reasonable detail the particulars of such non-compliance, (viii) material failure by the executive to comply with a lawful directive of the Board or the chief executive officer of the Company and failure to cure such non-compliance within 20 days after the executive’s receipt of a written notice from the Board or the chief executive officer of the Company setting forth in reasonable detail the particulars of such non-compliance, (ix) a material breach by the executive of any of his fiduciary duties to the Company or its subsidiaries and, if such breach is curable, the executive’s failure to cure such breach within 20 days after the executive’s receipt of a written notice from the Board or the chief executive officer of the Company setting forth in reasonable detail the particulars of such breach, or (x) willful misconduct or fraud on the part of the executive in the performance of the executive’s duties under the employment agreement as determined in good faith by the Board. In no event will the results of operations of the Company or any business judgment made in good faith by the executive constitute an independent basis for termination for cause of the executive’s employment under the employment agreement. Any termination of the executive’s employment for cause must be authorized by a majority vote of the Board taken not later than six months after a majority of the members of the Board (other than the executive)

have actual knowledge of the occurrence of the event or conduct constituting the cause for such termination. The definition of “cause” in the employment agreements with Messrs. Nafus, Kalan, and Ruble, which were entered into more than four years prior to the employment agreements with Messrs. Scott and Wiese, do not contain clauses (ii) and (iii) in the foregoing list of events constituting “cause”. For purposes of the unvested restricted stock discussed below, the definition of “cause” is the same as the definition in the employment agreements with Messrs. Wiese and Scott.

For purposes of the employment agreements and the unvested restricted stock discussed below, a “change of control” of the Company generally includes (i) the merger or consolidation of the Company into another corporation, (ii) the acquisition of 30% or more of the outstanding Common Stock by any person, entity, or group of persons, (iii) a “going private” transaction involving the Company, (iv) the sale or other disposition of all or substantially all of the Company’s property and assets, (v) the disposition to a third party of a major portion or portions of the Company’s business measured either by the consideration received as a percentage of the market value of the Common Stock or by the revenues of the Company represented by the business being sold, and (vi) a change in a majority of the members of the Board without approval of 75% of the incumbent directors. The preceding sentence is qualified by reference to the actual more detailed definition of “change of control” contained in the applicable agreements between the Company and Messrs. Nafus, Scott, Kalan, Wiese, and Ruble, respectively.

Potential Payments Upon Termination of Employment

The Company’s last business day of 2006 was December 29, and the closing market price of the Common Stock on that date was $26.73 per share.

Assuming that the executive’s death, the termination of the executive’s employment by reason of his disability, or the executive’s voluntary resignation occurred on December 29, 2006, the executive would be entitled to receive his base salary through the termination date and his incentive bonus for 2006 but no further cash payments or benefits from the Company except as provided in the following sentence. In the case of a termination of the executive’s employment by reason of his disability, the executive would be entitled to the continuation of group medical and dental insurance until the first to occur of the executive’s death, attainment of age 65, or receipt of substantially equivalent benefits from another employer; however, in the case of Mr. Nafus, he is entitled to the continuation of group medical and dental insurance for at least one year after the termination of his employment with the Company for any reason other than cause, regardless of his age. The monthly premiums at December 29, 2006, for such insurance coverages were $1,107 for Mr. Nafus, $694 for Mr. Wiese (age 47), $1,051 for Mr. Kalan (age 47), $703 for Mr. Scott (age 56), and $1,107 for Mr. Ruble (age 46).

Assuming that the termination of the executive’s employment for cause occurred on December 29, 2006, the executive would be entitled to receive his base salary through the termination date but no further cash payments or benefits from the Company.

Termination Without Cause Prior to a Change of Control

Assuming that the Company terminated the executive’s employment on December 29, 2006, without cause and prior to a change of control of the Company, the executive would be entitled to receive his base salary through the termination date and his incentive bonus for 2006. In addition, the executive would be entitled to receive the payments and benefits shown in the following table (which include the value of 25,000 unvested shares of restricted stock held by each of Messrs. Nafus and Kalan on December 29, 2006, which would vest upon such termination of employment without cause prior to a change of control):

Payment or Benefit	Nafus	Wiese	Kalan	Scott	Ruble	Totals
Incremental 2005 incentive bonus over 2006 incentive bonus	$44,800	$—	$33,019	$—	$15,497	$93,316
One year of base salary(1)	600,000	250,000	425,000	325,000	259,000	1,859,000
Additional amount of base salary(2)	330,000	125,000	212,500	162,500	129,500	959,500
Group medical and dental benefits(3)	13,284	8,329	12,616	8,438	13,284	55,951
Acceleration of vesting of restricted stock awards(4)	668,250	—	668,250	—	—	1,336,500
Totals	$1,656,334	$383,329	$1,351,385	$495,938	$417,281	$4,304,267

(1)          Base salary amount would be reduced by any compensation received from another employer and is payable ratably over the 12 months following the termination of employment.

(2)          Amount payable 12 months after the termination of employment.

(3)          Amounts represent premiums for 12 months, based upon monthly premiums being paid as of December 29, 2006. Benefits will cease upon the executive’s receipt of substantially equivalent benefits from another employer.

(4)          Amounts represent the number of shares of unvested restricted stock that would vest upon the termination of employment, whether before or after a change of control, multiplied by the closing market price of the Common Stock on December 29, 2006 ($26.73).

Termination Without Cause After a Change of Control

Assuming that the Company terminated the executive’s employment on December 29, 2006, without cause after a change of control of the Company, the executive would be entitled to receive his base salary through the termination date and his incentive bonus for 2006. In addition, the executive would be entitled to receive the payments and benefits shown in the following table (which include the value of 132,500, 34,500, 100,000, 63,333, and 28,125 unvested shares of restricted stock held, respectively, by Messrs. Nafus, Wiese, Kalan, Scott, and Ruble on December 29, 2006, which would vest upon such termination of employment without cause after a change of control):

Payment or Benefit	Nafus	Wiese	Kalan	Scott	Ruble	Totals
Incremental 2005 incentive bonus over 2006 incentive bonus	$44,800	$—	$33,019	$—	$15,497	$93,316
Two years of base salary(1)	1,200,000	500,000	850,000	650,000	518,000	3,718,000
Additional amount of base salary(1)	660,000	250,000	425,000	325,000	259,000	1,919,000
Group medical and dental benefits(2)	26,568	16,657	25,231	16,875	26,568	111,899
Acceleration of vesting of restricted stock awards(3)	3,541,725	922,185	2,673,000	1,692,891	751,781	9,581,582
Parachute tax gross-up payment(4)	—	—	—	466,201	—	466,201
Totals	$5,473,093	$1,688,842	$4,006,250	$3,150,967	$1,570,846	$15,889,998

(1)          Amount would be payable in a lump sum within 30 days after the termination of employment without regard to other employment. Amounts payable to Messrs. Wiese and Scott reflect March 2007 amendments to their respective employment agreements which conform their benefits upon a termination without cause after a change of control to the provisions of the employment agreements of Messrs. Nafus, Kalan, and Ruble.

(2)          Amounts represent premiums for 24 months, based upon monthly premiums being paid as of December 29, 2006. Benefits will cease upon the executive’s receipt of substantially equivalent benefits from another employer.

(3)          Amounts represent the number of shares of unvested restricted stock that would vest upon the termination of employment after a change of control, multiplied by the closing market price of the Common Stock as of December 29, 2006 ($26.73).

(4)          Amount represents estimated tax gross-up payments to the executive if termination payments constitute “excess parachute payments” under Section 280G (the Golden Parachute provision) of the Internal Revenue Code of 1986.

If any of the payments required to be made to Messrs. Nafus, Wiese, Kalan, Scott, or Ruble upon a termination of employment without cause (either before or after a change of control of the Company) or a constructive termination constitute “excess parachute payments” under Section 280G (the Golden Parachute provision) of the Internal Revenue Code of 1986 and the executive becomes liable for any excise tax on such payments (and any interest or penalties on such excise tax), then the Company must pay to the executive (i) the amount of such excise tax, interest, and penalties (the initial “gross-up payment”) and (ii) a series of additional amounts equal to the income, excise, and other taxes for which the executive would become liable as a result of the initial “gross-up payment” and each such additional “gross-up payment”. The Company has similar obligations to the executives in the case of accelerated vesting of restricted shares of Common Stock as a result of a termination without cause after a change of control. Estimated amounts of such payments appear in the two preceding tables.

Each employment agreement described above contains provisions (i) restricting the disclosure by the executive of confidential information of the Company during the term of the agreement and thereafter, (ii) restricting the executive from soliciting employees of the Company for employment with another employer for a period of one year after the termination of the executive’s employment with the Company, and (iii) restricting the executive from engaging in various activities directly or indirectly involving competition with the Company for a period of one year after the termination of the executive’s employment with the Company. Each agreement authorizes the Company to seek injunctive relief to prevent a violation or potential violation of the restrictive provisions described in this paragraph, and the Company also can exercise any other rights and remedies that might be available to the Company in the particular circumstances.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management of the Company the Compensation Discussion and Analysis which appears in this Proxy Statement and is required by Item 402(b) of SEC Regulation S-K.

Based upon such review and discussions, we recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement.

Frank V. Sica, Chairman
Ronald H. Cooper
Donald V. Smith
James A. Unruh
Compensation Committee of the Board of Directors

PROPOSAL 2:  APPROVAL OF PERFORMANCE BONUS PROGRAM

Program Description

Section 162(m) of the Code and Treasury Regulations (the “Treasury Regulations”) under such Section provide that, to be deductible by the Company for federal income tax purposes, compensation in excess of $1,000,000 for a taxable year paid to the person serving on the last day of such taxable year as the Company’s chief executive officer and to the other four persons required to be included in the Summary Compensation Table for such taxable year who are employed by the Company on the last day of such taxable year must be “performance-based”.

To be “performance-based”, the compensation must be paid solely on account of the attainment of one or more performance goals established by a compensation committee of “outside directors” (as defined in the Treasury Regulations); and, before any payment of such compensation occurs, such committee must certify that the applicable performance goals and any other material terms of such compensation have been satisfied. In addition, the material terms of the performance goal or goals under which the compensation is to be paid must be disclosed to and approved by the stockholders of the Company before the payment of such compensation.

To enable the Company to pay certain compensation that the Company believes will satisfy the performance-based compensation requirements of Section 162(m) of the Code and the Treasury Regulations if approved by the Company’s stockholders, the Board has adopted, subject to stockholder approval, the Performance Bonus Program (the “Program”) which appears as Appendix I to this Proxy Statement, effective as of January 1, 2007. The principal terms of the Program are the following:

•       The class of persons covered by the Program consists of (i) the persons designated as executive officers of the Company by the Board and (ii) any other employee of the Company or its subsidiaries who is or may be a “covered employee” of the Company or its subsidiaries as defined in Section 162(m)(3) of the Code (employees whose compensation is required to be reported in the Summary Compensation Table).

•       The purpose of the Program is to provide for annual cash bonus awards (“Bonus Awards”) for the Program participants that constitute performance-based compensation for purposes of Section 162(m) of the Code.

•       The Program is administered by the Compensation Committee (the “Compensation Committee”) of the Board consisting of four members, all of whom are “outside directors” (as defined in the Treasury Regulations).

•       Not later than 90 days after the beginning of each calendar year, the Compensation Committee must establish in writing (i) one or more performance goals that must be attained in order for a Program participant to receive a Bonus Award for such year and (ii) the method, in terms of an objective formula or standard, for computing the amount of the Bonus Award if the applicable performance goals are attained. The Compensation Committee also may establish additional terms and conditions for the receipt of a Bonus Award.

•       A performance goal under the Program is an objective performance goal based entirely on one or more of the following business criteria applicable to the Company: net income, adjusted net income, operating income, adjusted operating income, revenue, adjusted revenue, earnings, adjusted earnings, gross margin, return on stockholders’ equity, stock price, earnings per share, adjusted earnings per share, and cash flow. Performance goals may be particular to an individual Program participant or to a subsidiary or other business unit of the Company or may be based upon the performance of the Company and its subsidiaries as a whole.

•       Prior to the payment of any Bonus Awards, the Compensation Committee must certify in writing that the applicable performance goals have been attained. No payment under the Program may be made in the absence of such certification.

•       A Bonus Award generally will be paid in cash as soon as practicable after the Compensation Committee has certified the attainment of the applicable performance goals and the amount of such Bonus Award has been finally determined. As long as such certification and determination have occurred, the payment for a calendar year will be paid not later than March 15 of the following calendar year. As a further condition of the payment of a Program participant’s Bonus Award for a particular calendar year, such Program participant must be employed on the last day of such calendar year. The Compensation Committee may provide, as a further condition of the payment of a Program participant’s Bonus Award for a particular calendar year, that such Program participant must be employed by the Company or its subsidiaries on the date of the Compensation Committee’s certification of the Company’s attainment of the performance goals for such calendar year or on any other date subsequent to the last day of such calendar year.

•       The maximum individual Bonus Award payable to a Program participant for any calendar year is 200% of the annual base salary of such participant as of the last day of such calendar year. In no event may a Program participant’s maximum Bonus Award for any calendar year exceed $3,000,000 or such lesser amount as is established by the Compensation Committee for such calendar year. The Compensation Committee has discretion to reduce or eliminate a Program participant’s Bonus Award but may not increase a Program participant’s Bonus Award for any calendar year.

•       The attainment or failure to attain performance goals under the Program will not preclude the payment of compensation, including discretionary payments, to a Program participant under any other plan, program, agreement, or arrangement of the Company, whether now existing or established at a later time, although such other payments may not qualify as performance-based compensation for purposes of a tax deduction by the Company. The Company reserves the right to establish, implement, and modify compensation plans, programs, agreements, and arrangements other than and in addition to the Program for persons who are Program participants.

•       The Compensation Committee must adjust a performance goal for a calendar year if, after such performance goal has been established, the Company or any of its subsidiaries (i) acquires or disposes of any assets, business division, subsidiary, or other business operations, (ii) discontinues any business operations, or (iii) incurs any restructuring charge or any item of extraordinary loss or expense, and such subsequent event has a materially positive or negative effect on the attainment of such performance goal. Such an adjustment would have the purpose of making such performance goal as so adjusted comparable to what the original performance goal would have been if the Compensation Committee had taken such subsequent event into account when it originally established such performance goal.

•       If the Program is approved by the Company’s stockholders, the Board from time to time may amend, suspend, or terminate the Program in whole or in part. However, no payment which becomes due under the Program as a result of an amendment of the Program that requires stockholder approval under Section 162(m) of the Code may be made until the Company has obtained such stockholder approval.

•       Notwithstanding any other provision of the Program, the Compensation Committee has the discretion to pay a Bonus Award to a program participant regardless of the attainment of a performance goal in the event of such Program participant’s death or termination of employment on account of a long-term disability as determined by the Compensation Committee. However, any such payment prior to the attainment of a performance goal would not satisfy the requirements of the Treasury Regulations for performance-based compensation.

The foregoing description of the principal terms of the Program is subject to and qualified in its entirety by the actual terms of the Program, which appears as Appendix I to this Proxy Statement.

The Board Recommends that Stockholders Vote
FOR Approval of the Company’s Performance Bonus Program

2007 Performance Bonus Plan

Pursuant to the Program, on March 27, 2007, the Compensation Committee identified Messrs. Nafus, Wiese, Kalan, Scott, and Ruble as the participants in a 2007 Performance Bonus Plan (the “2007 Plan”) and established performance goals for purposes of the 2007 Plan. Such performance goals consist of the attainment by the Company and its subsidiaries on a consolidated basis of (i) not less than a specified minimum level of total revenue for 2007 and (ii) not less than a specified minimum level of operating income for 2007. If either total revenue or operating income falls below the minimum specified level for 2007, then no bonus awards will be paid under the 2007 Plan. Revenue and operating income will be determined by reference to the Company’s audited financial statements for 2007.

The level of attainment of the performance goals for the 2007 Plan will be determined by reference to a matrix containing various combinations of total revenue and operating income (at or in excess of the specified minimum levels). Such matrix is part of the 2007 Plan.

The potential Bonus Award for a participant in the 2007 Plan will be based upon (i) a target percentage of such participant’s annual base salary in effect on the last business day of 2007 and (ii) the level of attainment by the Company and its subsidiaries of the performance goals for the 2007 Plan. The maximum individual Bonus Award payable under the 2007 Plan is 200% of the participant’s annual base salary on the last business day of 2007 and cannot exceed $2,000,000. The target percentages for Messrs. Nafus, Wiese, Kalan, Scott, and Ruble for purposes of the 2007 Plan are the following percentages of their respective annual base salaries as of the last business day of 2007:

Edward C. Nafus	100%
Randy R. Wiese	65%
Peter E. Kalan	75%
Robert M. Scott	75%
Joseph T. Ruble	50%

The Compensation Committee also has established individual performance objectives for Messrs. Nafus, Wiese, Kalan, Scott, and Ruble for purposes of the 2007 Plan. The Compensation Committee can reduce or eliminate a Bonus Award for any of such persons if he fails to fully satisfy all of the terms and conditions (including such individual performance objectives) applicable to such person’s 2007 bonus award.

While it is not possible prior to the end of 2007 to determine the actual Bonus Award (if any) for a participant in the 2007 Plan, if the Compensation Committee ultimately certifies, for example, that the Company and its subsidiaries attained either (i) the minimum level of each of the performance goals (total revenue and operating income), (ii) the 100% target level of each of the performance goals, or (iii) the maximum (or a greater) level of each of the performance goals for 2007 and that each participant fully satisfied all of the terms and conditions (including his individual performance objectives) applicable to his Bonus Award, then Messrs. Nafus, Wiese, Kalan, Scott, and Ruble (and such five persons as a group) would receive the following Bonus Awards under the 2007 Plan (based upon their current annual base salaries) at such three levels of attainment:

Executive Officer and Position	2007 Base Salary	Bonus Award at Minimum Level	Bonus Award at 100% Target Level	Bonus Award at Maximum Level
Edward C. Nafus, President and Chief Executive Officer	$600,000	$420,000	$600,000	$1,200,000
Randy R. Wiese, Executive Vice President and Chief Financial Officer	325,000	147,875	211,250	422,500
Peter E. Kalan, Executive Vice President—Business and Corporate Development	425,000	223,125	318,750	637,500
Robert M. Scott, Executive Vice President and Chief Operating Officer	425,000	223,125	318,750	637,500
Joseph T. Ruble, Executive Vice President and General Counsel	270,000	94,500	135,000	270,000
All executive officers as a Group		$1,108,625	$1,583,750	$3,167,500

The actual Bonus Award, if any, payable to a person named in the foregoing table could vary depending upon the Company’s actual level of attainment of the 2007 performance goals.

As a further condition of the payment of a Bonus Award to a participant in the 2007 Plan, such participant must be employed by the Company or its subsidiaries on December 31, 2007.

The five persons named above are all of the Company’s present executive officers. No other persons currently are or are expected to be participants in the 2007 Plan.

As described above under “Program Description”, the Compensation Committee is required to adjust a performance goal for 2007 if certain subsequent events occur.

If the Company’s stockholders do not approve the Program, the Board could establish an alternative bonus plan for Messrs. Nafus, Wiese, Kalan, Scott, and Ruble; and some or all of the payments under such alternative bonus plan may not be deductible by the Company for federal income tax purposes. The Board has not established any such alternative bonus plan.

PROPOSAL 3:  APPROVAL OF PERFORMANCE GOALS FOR PERFORMANCE-BASED
AWARDS UNDER THE 2005 STOCK INCENTIVE PLAN

Performance Goals and Performance-Based Awards

On May 27, 2005, the stockholders of the Company approved the CSG Systems International, Inc. 2005 Stock Incentive Plan (the “2005 Stock Plan”). The 2005 Stock Plan authorizes the grant of (i) incentive stock options under the Code, (ii) non-qualified stock options, (iii) stock appreciation rights, (iv) performance unit awards, (v) restricted stock awards, and (vi) stock bonus awards (collectively, “Awards”, and individually, an “Award”) to eligible employees of the Company or its subsidiaries and to non-employee directors of the Company. The 2005 Stock Plan is administered by the Compensation Committee.

The 2005 Stock Plan provides that the Committee may grant Awards under the 2005 Stock Plan (i) to those officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to, or are likely to be responsible for or contribute to, the management, growth, and success of the Company or its subsidiaries and (ii) to non-employee directors of the Company. All of such persons are eligible to receive performance-based Awards under the 2005 Stock Plan.

Section 162(m) of the Code and the Treasury Regulations provide that, to be deductible by the Company for federal income tax purposes, compensation in excess of $1,000,000 for a taxable year paid to the person serving on the last day of such taxable year as the Company’s chief executive officer and to the other four persons required to be included in the Summary Compensation Table for such taxable year who are employed by the Company on the last day of such taxable year must be “performance-based”. Section 162(m) of the Code refers to such persons as “covered employees”.

To be “performance-based”, the compensation must be paid solely on account of the attainment of one or more performance goals established by a compensation committee of “outside directors” (as defined in the Treasury Regulations); and, before any payment of such compensation occurs, such committee must certify that the applicable performance goals and any other material terms of such compensation have been satisfied. All of the four members of the Compensation Committee are “outside directors” for purposes of Section 162(m) of the Code.

Under the Treasury Regulations, for an Award granted under the 2005 Stock Plan to be “performance-based” compensation for purposes of Section 162(m) of the Code, the material terms of the performance goals under which the Award is made and upon whose attainment the payment or vesting of the Award depends must be disclosed to and approved by the stockholders of the Company before such payment or vesting occurs.

On March 27, 2007, the Compensation Committee established objective performance goals that may be used in connection with performance-based Awards granted under the 2005 Stock Plan. The Board is requesting the stockholders of the Company to approve such performance goals established by the Compensation Committee so that the Company will be able to claim an income tax deduction for performance-based Awards granted under the 2005 Stock Plan to persons who are “covered employees” for purposes of Section 162(m) of the Code.

The Compensation Committee has established as objective performance goals which may be used to qualify Awards granted under the 2005 Stock Plan as performance-based compensation one or more of the following business criteria applicable to the Company: net income, adjusted net income, operating income, adjusted operating income, revenue, adjusted revenue, earnings, adjusted earnings, gross margin, return on stockholders’ equity, stock price, earnings per share, adjusted earnings per share, and cash flow. Performance goals may be particular to an individual recipient of an Award or to a subsidiary or other business unit of the Company or may be based upon the performance of the Company and its subsidiaries as a whole.

In appropriate circumstances, the Compensation Committee may provide for the adjustment of a performance goal if, after such performance goal has been established, the Company or any of its subsidiaries (i) acquires or disposes of any assets, business division, subsidiary, or other business operations, (ii) discontinues any business operations, or (iii) incurs any restructuring charge or any item of extraordinary loss or expense, and such subsequent event has a materially positive or negative effect on the attainment of such performance goal. Such an adjustment would have the purpose of making such performance goal as so adjusted comparable to what the original performance goal would have been if the Compensation Committee had taken such subsequent event into account when it originally established such performance goal.

Prior to and as a condition of the payment to or vesting in a “covered employee” of any performance-based Award granted under the 2005 Stock Plan, the Compensation Committee must certify in writing that the performance goals and any other material terms applicable to such performance-based Award have been attained. No performance-based Award granted to a “covered employee” under the 2005 Stock Plan will be paid to or vest in such employee in the absence of such certification. Under the 2005 Stock Plan the aggregate number of shares of Common Stock subject to or issuable in payment of an Award to any one person in any calendar year may not exceed 480,000, subject to adjustment for changes in the outstanding shares of Common Stock by reason of a stock dividend, stock split, or other capital structure change. In addition to such basic limitation, shares granted under the 2005 Stock Plan as a stock bonus award, restricted stock award, or performance unit award will be counted against the maximum number of shares of Common Stock which may be issued to any one person in any calendar year as two shares for every one share granted or issued in payment of such award or by reference to which such award is valued; thus, the maximum number of shares that may be granted under the 2005 Stock Plan as a stock bonus award, restricted stock award, or performance unit award to any “covered employee” in any calendar year is 240,000.

Performance-based Awards granted under the 2005 Stock Plan may relate to a single calendar year or may provide for payment or vesting in installments over a multi-year period with separate performance goals for separate calendar years or for other portions of such multi-year period. The terms and conditions of each performance-based Award granted under the 2005 Stock Plan will be set forth in a separate agreement with the Award recipient or an other written document approved by the Compensation Committee. Such agreement or other written document will contain the method, in terms of an objective formula or standard, for determining the number of shares of Common Stock, if any, that will be paid to or vest in a “covered employee” if the applicable performance goals are attained.

The Compensation Committee generally may continue to exercise all of its authorities under the 2005 Stock Plan but shall not take any action that would result in the payment to or vesting in a “covered employee” of any performance-based Award if such payment or vesting would not be performance-based compensation for such “covered employee” within the meaning of Section 162(m) of the Code, as reasonably determined by the Compensation Committee, except that the Compensation Committee may authorize the payment to or vesting in a “covered employee” of a performance-based Award regardless of the attainment of a performance goal in the event of such “covered employee’s” death or termination of employment on account of long-term disability as determined by the Compensation Committee. However, payments which are made or shares which vest prior to the attainment of a performance goal would not satisfy the requirements of the Treasury Regulations for performance-based compensation.

The attainment or failure to attain performance goals applicable to a performance-based Award granted under the 2005 Stock Plan will not preclude the payment of compensation, including but not limited to other stock-based awards or discretionary payments, to a “covered employee” under the 2005 Stock Plan or any other plan, program, agreement, or arrangement of the Company, whether now existing or established at a later time, although such other payments may not qualify as performance-based compensation for purposes of Section 162(m) of the Code. The Compensation Committee has made grants and in the future may make grants under the 2005 Stock Plan to a “covered employee” that do not qualify as performance-based compensation for purposes of Section 162(m) of the Code. The Company reserves the right to establish, implement, and modify compensation plans, programs, agreements, and arrangements for a “covered employee” other than and in addition to the 2005 Stock Plan, and the Compensation Committee may continue to make grants under the 2005 Stock Plan which are not performance-based Awards or performance-based compensation.

The Board Recommends that Stockholders Vote FOR Approval
of the Performance Goals Described Above for Performance-Based
Awards Granted Under the 2005 Stock Incentive Plan.

2007 Performance-Based Restricted Stock Awards

On March 27, 2007, the Committee granted performance-based restricted stock awards (the “2007 Awards”) to Messrs. Nafus, Wiese, Kalan, Scott, and Ruble, who are the current executive officers of the Company. The 2007 Awards are set forth in separate restricted stock award agreements between the Company and such persons and are contingent upon approval by the stockholders of the Company of the performance goals established by the Compensation Committee for use in connection with performance-based awards under the 2005 Plan, as discussed above under “Performance Goals and Performance-Based Awards”, at the Annual Meeting. If the stockholders of the Company do not approve such performance goals, then the 2007 Awards will be null and void; and the grantees of the 2007 Awards will have no rights or interests of any kind in the shares of Common Stock covered by the 2007 Awards (the “2007 Award Shares”).

Nafus Performance-Based Award

The 2007 Award to Mr. Nafus, President and Chief Executive Officer of the Company, consists of 12,500 shares of Common Stock. The Compensation Committee established as the objective performance goals for purposes of the vesting of the 2007 Award Shares granted to Mr. Nafus the Company’s attainment for 2007 of either (i) a specified Adjusted Earnings Per Diluted Share target or (ii) a specified Company Stock Price target. The methodology for calculating the Adjusted Earnings Per Diluted Share actually attained by the Company for 2007 is set forth in an exhibit to the restricted stock award agreement with Mr. Nafus, and such calculations will be based on information contained in the Company’s consolidated statement of operations for 2007. The Company Stock Price actually attained for 2007 will be equal to the average of the Fair Market Value (as defined in the 2005 Stock Plan) of the Common Stock for the first 20 trading days occurring after the date on which the Company first publicly reports its results of operations for 2007; as defined in the 2005 Stock Plan, the Fair Market Value of the Common Stock currently means the closing price of the Common Stock on the Nasdaq Stock Market.

As soon as practicable after December 31, 2007, the Committee will certify in writing whether or not the Company attained either of the performance goals for 2007. No 2007 Award Shares will vest in Mr. Nafus unless and until the Committee has certified in writing that an applicable performance goal has been attained for 2007 and unless Mr. Nafus has been continuously employed by the Company from March 27, 2007, through the date of such Committee certification.

However, notwithstanding the vesting provisions of the 2007 Award to Mr. Nafus, all 2007 Award Shares which have not previously vested in Mr. Nafus under his performance-based restricted stock award agreement automatically will vest in Mr. Nafus upon an involuntary (on the part of Mr. Nafus) termination of his employment with the Company or a subsidiary of the Company without “cause” after the occurrence of a “change of control”, although vesting upon the occurrence of such event may not qualify as performance-based compensation for purposes of Section 162(m) of the Code. The definitions of “cause” and “change of control” for such purpose are discussed above under “Executive Compensation—Employment Agreements”.

Wiese, Kalan, Scott, and Ruble Performance-Based Awards

The 2007 Awards to Messrs. Wiese, Kalan, Scott, and Ruble consist of the following numbers of shares of Common Stock :

Randy R. Wiese, Executive Vice President and Chief Financial Officer	20,000 shares
Peter E. Kalan, Executive Vice President—Business and Corporate Development	20,000 shares
Robert M. Scott, Executive Vice President and Chief Operating Officer	20,000 shares
Joseph T. Ruble, Executive Vice President and General Counsel	12,500 shares

Such 2007 Award Shares will vest, if at all, in three approximately equal installments over a three-year period consisting of 2007, 2008, and 2009. Each calendar year within such three-year period is a separate performance period for purposes of the vesting of the 2007 Award Shares. The Compensation Committee established as the objective performance goals for purposes of the vesting of the 2007 Award Shares granted to Messrs. Wiese, Kalan, Scott, and Ruble the Company’s attainment for each separate performance period of either (i) a specified Adjusted Earnings Per Diluted Share target or (ii) a specified Company Stock Price target. The methodology for calculating the Adjusted Earnings Per Diluted Share actually attained by the Company for a performance period is set forth in an exhibit to the respective restricted stock award agreements with Messrs. Wiese, Kalan, Scott, and Ruble, and such calculations will be based on information contained in the Company’s consolidated statement of operations for such performance period. The Company Stock Price actually attained for a performance period will be equal to the average Fair Market Value (as defined in the 2005 Stock Plan) of the Common Stock for the first 20 trading days occurring after the day on which the Company first publicly reports its results of operations for such performance period; as defined in the 2005 Stock Plan, the Fair Market Value of the Common Stock currently means the closing price of the Common Stock on the Nasdaq Stock Market.

As soon as practicable after the end of each performance period, the Compensation Committee will certify in writing whether or not the Company attained either of the performance goals for such performance period. No 2007 Award Shares will vest in a grantee unless and until the Compensation Committee has certified in writing that an applicable performance goal has been attained for a particular performance period and unless the grantee has been continuously employed by the Company from March 27, 2007, through the date of such Compensation Committee certification.

If the Compensation Committee certifies in writing that neither of the performance goals for the first or second performance period applicable to Messrs. Wiese, Kalan, Scott, and Ruble has been met, then the 2007 Award Shares which are subject to vesting for such performance period nevertheless may vest in a grantee at the end of a subsequent performance period if one of the performance goals for such subsequent performance period is attained, the Compensation Committee certifies such attainment, and the grantee satisfies the continuous employment requirement referred to in the preceding paragraph. If 2007 Award Shares have vested in a grantee for a particular performance period, the failure of the Company to attain any performance goal for a subsequent performance period shall have no effect upon such vested 2007 Award Shares.

However, notwithstanding the vesting provisions of the 2007 Awards to Messrs. Wiese, Kalan, Scott, and Ruble, all 2007 Award Shares which have not previously vested in a grantee under his restricted stock award agreement automatically will vest in such grantee upon an involuntary (on the part of such grantee) termination of such grantee’s employment by the Company or a subsidiary of the Company without “cause” after the occurrence of a “change of control”, although vesting upon the occurrence of such event may not qualify as performance-based compensation for purposes of Section 162(m) of the Code. The definitions of “cause” and “change of control” for such purpose are discussed above under “Executive Compensation—Employment Agreements”.

Provisions Applicable to All 2007 Performance-Based Awards to Executive Officers

If the vesting of any 2007 Award Shares is accelerated as a result of an involuntary termination of employment without cause after the occurrence of a change of control and such accelerated vesting causes Messrs. Nafus, Wiese, Kalan, Scott, or Ruble to become liable for any excise tax on “excess parachute payments” under Section 280G (the “Golden Parachute Provision”) of the Code (and any interest or penalties on such excise tax), then the Company must pay to the executive (i) the amount of such excise tax, interest, and penalties (the initial “gross-up payment”) and (ii) a series of additional amounts equal to the income, excise and other taxes for which such grantee would become liable as a result of the initial “gross-up payment” and each such additional “gross-up payment”. Further information concerning such “gross-up payments” appears above under “Executive Compensation—Potential Payments Upon Termination of Employment”.

NEW PLAN BENEFITS

The following table shows, to the extent determinable, the benefits or amounts that will be received by the listed individuals and groups as performance-based compensation under the Company’s 2007 Performance Bonus Plan and 2005 Stock Incentive Plan if the stockholders of the Company approve (i) the Company’s Performance Bonus Program (Proposal 2) and (ii) the performance goals for performance-based awards under the Company’s 2005 Stock Incentive Plan (Proposal 3), as discussed in preceding sections of this Proxy Statement.

Name and Position	Performance Bonus Program(1)	2005 Stock Incentive Plan (Number of Shares of Performance-Based Restricted Stock)(2)
Edward C. Nafus, President and Chief Executive Officer	$600,000	12,500
Randy R. Wiese, Executive Vice President and Chief Financial Officer	211,250	20,000
Peter E. Kalan, Executive Vice President—Business and Corporate Development	318,750	20,000
Robert M. Scott, Executive Vice President and Chief Operating Officer	318,750	20,000
Joseph T. Ruble, Executive Vice President and General Counsel	135,000	12,500
Executive Group	1,583,750	85,000
Non-Executive Director Group	N/A	N/A
Non-Executive Officer Employee Group	N/A	11,250

(1)          The dollar amounts shown in this column are based on performance at the 100% target levels for 2007 under the Company’s 2007 Performance Bonus Plan and the current base salaries of the persons named in this table. The actual bonus awards, if any, for 2007 are subject to performance conditions (see “Approval of Performance Bonus Program” in this Proxy Statement), could be less than or greater than the amount shown in this column, and are not determinable at this time.

(2)          The numbers of shares of restricted stock shown in this column are the numbers of shares of performance-based restricted stock granted to the persons named in this table whose vesting is subject to the Company’s attainment of the performance goals applicable to such grants (see “Approval of Performance Goals for Performance-Based Awards Under the 2005 Stock Incentive Plan” in this Proxy Statement). The shares shown for Mr. Nafus will vest, if at all, based on the Company’s attainment of performance goals for 2007. The shares shown for Messrs. Wiese, Kalan, Scott, and Ruble and for the non-executive officer employee group will vest, if at all, in installments over the three-year period consisting of 2007, 2008, and 2009, based upon the Company’s attainment of separate performance goals for each of such years. The numbers of shares which actually will vest in such persons or group are not determinable at this time.

SHARES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table and footnotes provide information as of December 31, 2006, with respect to shares of Common Stock that may be issued under the Company’s existing equity compensation plans.

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	438,301	(2)	$29.51	12,224,515	(3)
Equity compensation plans not approved by security holders(4)	121,455		20.09	58,790
Total	559,756		$27.47	12,283,305

(1)          The securities referred to in the foregoing table are shares of Common Stock.

(2)          The Company’s 1996 Employee Stock Purchase Plan contains no provisions for the issuance of shares of Common Stock upon the exercise of options, warrants or rights. This number excludes shares remaining available for future issuance under such Plan; see footnote (3) below.

(3)          Includes the 382,515 shares of Common Stock remaining available for future issuance under the Company’s 1996 Employee Stock Purchase Plan.

(4)          Consists solely of the Company’s 2001 Stock Incentive Plan described below.

2001 Stock Incentive Plan

General.   The Board approved and adopted the Company’s 2001 Stock Incentive Plan (the “2001 Plan”) in September 2001. The Company did not submit the 2001 Plan to the stockholders of the Company for approval. As of December 31, 2006, 3,000,000 shares of Common Stock had been authorized for issuance under the 2001 Plan, of which 2,819,755 shares had been issued. As of December 31, 2006, options covering an aggregate of 121,455 shares were outstanding under the 2001 Plan, and 58,790 shares remained available for future grants and awards under the 2001 Plan. The 2001 Plan will expire on December 31, 2010, or upon its earlier termination by the Board.

Options and Awards.   The 2001 Plan authorizes the grant of (i) non-qualified stock options, (ii) stock appreciation rights, (iii) performance unit awards, (iv) restricted stock awards and (v) stock bonus awards to key employees of the Company who are responsible for or contribute to, or are likely to be responsible for or contribute to, the management, growth and success of the Company or any of its subsidiaries. However, no option or award may be granted under the 2001 Plan to officers or directors of the Company, any person who is a “covered employee” for purposes of Section 162(m) of the Code or any person who is subject to Section 16(b) of the Securities Exchange Act of 1934 by reason of such person’s position with the Company or any of its subsidiaries. All of the Company’s approximately 1,700 employees potentially are eligible to receive such a grant, but the Company expects that most of such employees will not receive any grant under the 2001 Plan.

Administration.   The 2001 Plan is administered by the Compensation Committee of the Board. Such Committee has authority to interpret the 2001 Plan, to select the key employees to whom options or awards will be granted, to determine whether and to what extent options and awards will be granted, to determine the types of options and awards to be granted and the amount, size, terms and conditions of each option or award and to make other relevant determinations and administrative decisions relating to the 2001 Plan. The Board may amend or terminate the 2001 Plan at any time; however, certain amendments of the 2001 Plan require stockholder approval under the rules of Nasdaq. The Compensation Committee may delegate to any officer or officers of the Company any of the Committee’s duties, powers and authorities under the Plan upon such conditions and with such limitations as the Committee may determine.

PROPOSAL 4:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The firm of KPMG LLP served as the Company’s independent auditor for 2006 and has been appointed by the Company’s Audit Committee to serve in such capacity for 2007. The Company expects that a representative of KPMG LLP will be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and that such representative will be available to respond to appropriate questions.

The following table sets forth (i) as “Audit Fees” the aggregate fees billed by KPMG LLP for 2006 and 2005 for professional services rendered for audits of the Company’s financial statements (including work related to the issuance of attestation reports on management’s assessments of, and the effectiveness of, the Company’s internal controls over financial reporting as of December 31, 2006 and 2005, as required by Section 404 of the Sarbanes-Oxley Act) and reviews of financial statements included in the Company’s quarterly reports to the SEC on Form 10-Q, (ii) as “Audit-Related Fees” the aggregate fees billed by KPMG LLP in 2006 and 2005 in connection with various projects, and (iii) as “Tax Fees” the aggregate fees billed by KPMG LLP in 2006 and 2005 for federal, state and foreign tax compliance services and various other tax services and analyses, including transfer pricing matters:

	2006	2005
Audit Fees	$720,000	$1,044,900
Audit-Related Fees	40,000	41,400
Tax Fees	83,552	106,157

The Charter of the Company’s Audit Committee requires the Committee to approve, in advance of the performance of the services, all audit and permissible non-audit services to be provided to the Company by the Company’s independent auditor. The Audit Committee has delegated to the chairman of the Committee the authority to perform the Committee’s responsibilities with respect to such approvals. The Committee chairman is required to report to the Committee at its next meeting on the manner in which such delegated performance was carried out by him. Since the May 2003 effective date of the SEC rule stating that an accountant is not independent of an audit client if the services it provides to the client are not appropriately approved in accordance with such rule, each new engagement of KPMG LLP to provide services to the Company has been approved in advance either by the Audit Committee or by the chairman of the Committee pursuant to the delegated authority referred to above.

Although the Company’s Audit Committee by law and the Committee’s Charter is directly responsible for the appointment of the Company’s independent auditor, the Board is requesting the Company’s stockholders to ratify the Audit Committee’s appointment of KPMG LLP to serve in such capacity for 2007 so that the Company will have the benefit of its stockholders’ views on such appointment. If the stockholders do not ratify such appointment, the Audit Committee nevertheless may determine that it is in the best interests of the Company and its stockholders to keep such appointment in effect for 2007. Whether or not the appointment of KPMG LLP is ratified by the stockholders, the Audit Committee at any time during the year may appoint a different independent auditor for 2007 if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Ratification of the appointment of KPMG LLP as the Company’s independent auditor for 2007 requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote on such matter. Abstentions will have the effect of a “no” vote with respect to such matter.

The Board Recommends that Stockholders
Vote FOR Ratification of the Appointment of
KPMG LLP as the Company’s Independent Auditor for 2007.

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee, as set forth in its Charter, is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

We have implemented procedures to assure that the Audit Committee performs each of its responsibilities under its Charter. During 2006, and thereafter through the completion of the audit of the Company’s financial statements for such year, those procedures included regular meetings with management of the Company and with appropriate representatives of the Company’s independent auditor.

We reviewed and discussed both with management of the Company and with the Company’s independent auditor, KPMG LLP, the Company’s audited financial statements for 2006.

We also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

We received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with KPMG LLP such firm’s independence.

Based upon the reviews and discussions referred to in the immediately preceding three paragraphs of this report, we recommended to the Board that the audited financial statements of the Company for 2006 be included in the Company’s Annual Report on Form 10-K for such year for filing with the Securities and Exchange Commission.

Bernard W. Reznicek, Chairman
Donald B. Reed
Janice I. Obuchowski
Audit Committee of the Board of Directors

OTHER MATTERS

Because no stockholder has given the Company timely written notice of business not discussed in this Proxy Statement which such stockholder intends to bring before the Annual Meeting, under the bylaws of the Company no stockholder may properly bring any other business before the Annual Meeting. As of the date of this Proxy Statement, the Company does not know of any matter that may come before the Annual Meeting other than the matters discussed in this Proxy Statement; however, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy or their substitutes will have discretionary authority to vote on such matter in accordance with their judgment.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Under the bylaws of the Company, a stockholder who wishes to bring any business before the 2008 annual meeting of stockholders of the Company must give advance written notice to the Company of such business and of any proposal which such stockholder wishes to have included in the Company’s proxy statement and on the Company’s proxy card for such annual meeting. The notice must be sent to the Secretary of the Company at the principal executive office of the Company, must be received by the Secretary of the Company not later than December 13, 2007, and must contain certain information required by the bylaws of the Company. Such advance notice requirement applies to all matters even if a stockholder does not seek to include in the Company’s proxy statement a proposal with respect to a particular matter.

The bylaws of the Company also provide that stockholder nominations of persons for election to the Board are subject to certain advance notice and informational requirements.

Copies of the Company’s bylaws are available to stockholders upon request made to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

The bylaw requirements referred to above do not supersede the conditions and requirements established by the SEC for stockholder proposals to be included in the Company’s proxy materials for a meeting of stockholders, and in that regard stockholders also must comply with the applicable requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases, only one copy of this Proxy Statement and the Company’s Annual Report on SEC Form 10-K is being delivered to multiple stockholders who share an address, unless the Company has received contrary instructions from one or more of such stockholders. Upon written or oral request, the Company promptly will deliver a separate copy of this Proxy Statement and such Annual Report to a stockholder at a shared address to which only a single copy of such documents was delivered. To request a separate delivery of such documents now or in the future, a stockholder may submit a written request to the Investor Relations Department of the Company at the address appearing on the first page of this Proxy Statement or may submit an oral request to such department at (303) 200-2000. Stockholders sharing an address who currently receive multiple copies of the Company’s proxy statements or annual reports and who would rather receive only a single copy of either or both of such documents may request such delivery change by writing or calling the Investor Relations Department of the Company in the manner described above.

By Order of the Board of Directors

Joseph T. Ruble
Secretary

April 12, 2007

ALL STOCKHOLDERS ARE WELCOME TO ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. YOU ALSO MAY FILE YOUR PROXY BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY. A PROMPT RESPONSE WILL FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND THE COMPANY WILL APPRECIATE YOUR COOPERATION. STOCKHOLDERS OF RECORD WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE MAILED OR OTHERWISE FILED THEIR PROXIES.

APPENDIX I

CSG SYSTEMS INTERNATIONAL, INC.
PERFORMANCE BONUS PROGRAM

1.   Purpose.

The purpose of the CSG Systems International, Inc. Performance Bonus Program (the “Program”) is to provide for annual cash bonus awards (a “Bonus Award”) under the Program for (i) the persons designated as executive officers of CSG Systems International, Inc. (the “Company”) by the Board of Directors of the Company and (ii) any other employee of the Company or its subsidiaries who is or may be a “covered employee” of the Company or its subsidiaries as defined in Section 162(m)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), that constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code and Treasury Regulations § 1.162-27. For purposes of the Program, “Participant” means a person referred to in the first sentence of this Section 1. Bonus Awards under the Program shall be paid for services performed by a Participant during a calendar year.

2.   Administration.

(a)   The Program shall be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). No member of the Committee shall be eligible to participate in the Program. The Committee at all times shall be comprised of two or more members who are “outside directors” for purposes of Section 162(m)(4)(C)(i) of the Code.

(b)   The Committee shall have the power and discretionary authority to adopt, amend, and rescind any rules, regulations, and procedures which the Committee deems necessary or appropriate for the operation and administration of the Program and to interpret and rule on any questions relating to any provision of the Program. However, the Committee shall not take any action that would result in the payment of compensation under the Program to any Participant who is a “covered employee” as defined in Section 162(m)(3) of the Code if such payment would not be “performance-based compensation” within the meaning of Section 162(m) of the Code, as reasonably determined by the Committee.

(c)   The decisions of the Committee (including but not limited to decisions as to whether a Participant is entitled to payment of a Bonus Award in whole or in part or not at all) shall be final, conclusive, and binding on all parties, including the Company and each Participant.

(d)   The Board from time to time may amend, suspend, or terminate the Program, in whole or in part; provided, that no payment which becomes due under the Program as a result of an amendment of the Program that requires stockholder approval to satisfy the requirements of Section 162(m) of the Code shall be made until the Company has obtained such stockholder approval.

3.   Performance Goals.

(a)   Not later than ninety (90) days after the beginning of each calendar year, the Committee shall establish in writing (i) one or more Performance Goals (as defined in Section 3(c)) that must be attained in order for a Participant to receive a Bonus Award for such calendar year and (ii) the method, in terms of an objective formula or standard, for computing the amount of the Bonus Award to be paid to a Participant if the applicable Performance Goals are attained. Subject to and consistent with the provisions of the preceding sentence, the Committee shall determine the potential Bonus Award which a Participant shall be eligible to receive for a particular calendar year and may establish terms and conditions in addition to (but not in lieu of) the attainment of Performance Goals that a Participant must satisfy in order to receive such Bonus Award. Actual and potential Bonus Awards and such additional terms and conditions need not be uniform among Participants. The Committee shall have the discretion to revise the amount of a Bonus Award payable to a Participant upon the attainment of Performance Goals solely for the purpose of reducing the amount of or eliminating such Bonus Award. A Participant’s level of satisfaction of any additional terms and conditions established by the Committee for such Participant’s receipt of a Bonus Award shall be relevant only for the purpose of potentially reducing the amount of or eliminating such Participant’s Bonus Award and may not be used to increase such Participant’s Bonus Award beyond that which would be payable based solely upon the Company’s attainment of applicable Performance Goals.

(b)   The maximum individual Bonus Award payable to a Participant for any calendar year shall be equal to 200% of the annual base salary of such Participant as of the last day of  such calendar year; provided, however, that in no event may a Participant’s maximum Bonus Award under the Program for any calendar year exceed $3,000,000 or such lesser amount as is established by the Committee for such calendar year.

(c)   A “Performance Goal” is an objective performance goal based entirely on one or more of the following business criteria applicable to the Company: net income, adjusted net income, operating income, adjusted operating income, revenue, adjusted revenue, earnings, adjusted earnings, gross margin, return on stockholders’ equity, stock price, earnings per share, adjusted earnings per share, and cash flow. Except as provided in Section 3(d), Performance Goals for a calendar year may not be changed once established by the Committee; however, the Committee retains discretion to reduce or eliminate a Participant’s Bonus Award as provided in Section 3(a). Performance Goals may be particular to an individual Participant or to a subsidiary or other business unit of the Company or may be based upon the performance of the Company and its subsidiaries as a whole. Performance Goals may vary from Participant to Participant and from calendar year to calendar year.

(d)   If, after the Committee has established a Performance Goal for a particular calendar year, the Company or any of its subsidiaries (i) acquires or disposes of any assets, business division, subsidiary, or other business operations, (ii) discontinues any business operations, or (iii) incurs any restructuring charge or any item of extraordinary loss or expense (each event in the preceding clauses (i), (ii), and (iii) being referred to as a “Subsequent Event”) and such Subsequent Event has a materially positive or negative effect upon the attainment of such Performance Goal as originally established, then the Committee shall adjust such original Performance Goal so that such Performance Goal as adjusted is comparable to what such Performance Goal would have been had the Committee taken such Subsequent Event into account when the Committee originally established such Performance Goal.

(e)   Notwithstanding any other provision of the Program, the Committee shall have the discretion to pay a Bonus Award to a Participant regardless of the attainment of a Performance Goal in the event of such Participant’s death or termination of employment on account of a long-term disability as determined by the Committee.

4.   Communication.

The Committee promptly shall inform each Participant in writing of the Performance Goals applicable to such Participant for a particular calendar year and (subject to the provisions of the Program) the terms and conditions of such Participant’s participation in the Program for such calendar year.

5.   Certification.

Prior to the payment of any Bonus Award, the Committee shall certify in writing that the applicable Performance Goals have been attained. No payment shall be made under the Program in the absence of such certification; however, the attainment or failure to attain Performance Goals under the Program shall not preclude the payment of compensation, including discretionary payments, to a Participant under any other plan, program, agreement, or arrangement of the Company or its subsidiaries, whether now existing or established after the adoption of the Program, on the basis of goals or criteria separate from the business criteria set forth in Section 3(c) or pursuant to the terms of such other plan, program, agreement, or arrangement.

6.   Payment of Bonus Awards.

The Company shall pay the Bonus Awards for a calendar year in cash as soon as practicable after the certification of the attainment of the Performance Goals pursuant to Section 5 and the final determination of the amount of each Bonus Award to be paid; provided, that, so long as such certification and determination have occurred, the Company shall pay the Bonus Awards for a calendar year not later than March 15 of the following calendar year; and provided further, that payment of part or all of any Bonus Award shall be deferred by the Company in accordance with the terms of any separate deferred compensation agreement or arrangement applicable to a Participant. As a further condition of the payment of a Participant’s Bonus Award for a particular calendar year, such Participant must be employed by the Company or its subsidiaries on the last day of such calendar year. The Committee may provide, as a further condition of the payment of a Participant’s Bonus Award for a particular calendar year, that the Participant must be employed by the Company or its subsidiaries on the date of the Committee’s certification of the Company’s attainment of the Performance Goals for such calendar year or on any other date subsequent to the last day of such calendar year.

7.   Effective Date of Program.

The Program shall be effective January 1, 2007, subject to approval by the holders of a majority of the shares of common stock of the Company present or represented by proxy at the 2007 annual meeting of stockholders of the Company. No payment shall be made under the Program unless the stockholders of the Company have approved the Program as required by Section 162(m) of the Code and Treasury Regulations § 1.162-27 prior to such payment. The Program shall continue until terminated by the Board but shall be resubmitted to stockholders from time to time as required by Section 162(m) of the Code and Treasury Regulations § 1.162-27.

8.   Miscellaneous.

(a)   Participants in the Program are unsecured general creditors of the Company, with no secured or preferential right to any assets of the Company or any other entity for payment of Bonus Awards under the Program.

(b)   A Participant shall have no right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable to such Participant under the Program. No part of any amounts payable to a Participant under the Program shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debt, judgment, alimony, or separate maintenance owed by such Participant or any other person or be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

(c)   The Program does not constitute a contract of employment between the Company or any of its subsidiaries and any Participant and does not entitle any Participant to continued employment with the Company or any of its subsidiaries.

(d)   The Company and its subsidiaries shall have the right to deduct from all amounts payable to a Participant under the Program any taxes required by law or other amounts authorized by the Participant to be withheld from payments under the Program.

(e)   The Company and its subsidiaries reserve the right from time to time to establish, implement, and modify compensation plans, programs, agreements, and arrangements other than and in addition to the Program for persons who are Participants in the Program.

(f)    The Program shall be construed and interpreted according to the laws of the State of Delaware, except as preempted by federal law, and without regard to conflict of law principles.

(g)   Notwithstanding anything in the Program to the contrary, the Program and Bonus Awards made under the Program are intended to comply with the requirements of Section 409A of the Code. If any Program provision or Bonus Award made under the Program would result in the imposition of an additional tax on a Participant under Section 409A of the Code, then the Committee shall reform such Program provision or Bonus Award to avoid the imposition, to the extent possible, of such tax; and no action so taken by the Committee to comply with the requirements of Section 409A of the Code shall be deemed to adversely affect a Participant’s rights with respect to a Bonus Award or to require the consent of such Participant. The Committee, in the exercise of its sole discretion and without the consent of the Participant involved, may amend or modify a Bonus Award in any manner and delay the payment of any amounts payable pursuant to a Bonus Award to the minimum extent necessary to comply with the requirements of Section 409A of the Code as the Committee deems necessary or appropriate.

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ADD 1
ADD 2	Electronic Voting Instructions
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You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., Central Time, on May 25, 2007

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Vote by Internet

• Log on to the Internet and go to

   www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United

   States, Canada & Puerto Rico any time on a touch tone

   telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2, 3 and 4.
1. Election of Directors:	For	Withhold				For	Withhold		For	Withhold

01- Edward C. Nafus			02 - Janice I. Obuchowski					03 - Donald B. Reed

			For	Against	Abstain				For	Against	Abstain
2. Approval of Performance Bonus Program.						3. Approval of performance goals for performance-based awards under 2005 Stock Incentive Plan.

4. Ratification of appointment of KPMG LLP as the Corporation’s independent auditor for 2007.

Non-Voting Items
Change of Address — Please print new address below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.		Signature 2 — Please keep signature within the box.
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		C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
		3 3 A V	0 1 2 3 8 4 1	MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#>	OOOPKC

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CSG Systems International, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Edward C. Nafus and Peter F. Kalan, and each or either of them, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of stock of CSG Systems International, Inc. (the “Corporation”) standing in the name of the undersigned at the annual meeting of stockholders of the Corporation to be held at the office of the Corporation, 9555 Maroon Circle, Englewood, Colorado, at 8:00 a.m. (Mountain Time) on May 25, 2007, and at any adjournments thereof, on the matters set forth on the reverse side hereof and in their discretion on any other matters that properly may come before such meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AS DIRECTORS AND FOR THE OTHER MATTERS SET FORTH ON THE REVERSE SIDE HEREOF.

The undersigned hereby ratifies and confirms all that either of such attorneys and proxies, or their substitutes, may do or cause to be done by virtue hereof and acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Corporation to be held on May 25, 2007, the Proxy Statement of the Corporation for such Annual Meeting, and the 2006 Annual Report of the Corporation on SEC Form 10-K.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)